UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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JARDEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To Be Held May 20, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Jarden Corporation (the “Company”), which will be held on Thursday, May 20, 2010 at 10:00 a.m., local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, for the following purposes:

1.	To elect three (Class II) directors to serve on the Board of Directors for a term of three years expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To consider and vote upon a proposal to adopt and approve the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3); and

4.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 30, 2010 shall be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

Stockholders are cordially invited to attend the Meeting. Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Meeting. Submitting the enclosed form of proxy will appoint Martin E. Franklin and Ian G.H. Ashken as your proxies. You may submit your proxy by mail, Internet or telephone. You may revoke your proxy and vote in person if you decide to attend the Meeting. For instructions, please refer to page 2 of the Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2010: This Proxy Statement, along with our 2009 Annual Report to Stockholders, are available at www.envisionreports.com/jah.

By order of the Board of Directors

/s/ Martin E. Franklin
Martin E. Franklin, Chairman and Chief Executive Officer

April 9, 2010

JARDEN CORPORATION

555 Theodore Fremd Avenue

Rye, New York 10580

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 20, 2010

INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy (the “Proxy Card”) are being furnished to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”) of Jarden Corporation, a Delaware corporation (the “Company,” “we,” or “us”), in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of the Company for use at the 2010 Annual Meeting of Stockholders of the Company to be held on Thursday, May 20, 2010 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Meeting”). These proxy materials are being distributed and made available to Stockholders on or about April 9, 2010.

At the Meeting, Stockholders will be asked:

1.	To elect three (Class II) directors to serve on the Board of Directors for a term of three years expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

2.	To consider and vote upon a proposal to adopt and approve the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3); and

4.	To transact such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2010 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. As of the record date, each Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person, Internet or telephone or by proxy authorized in writing.

Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide Stockholders access to its proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain Stockholders. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Proxies and Voting

Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. When voting to elect directors (Proposal 1), you may vote for all nominees, vote for only some of the nominees, or withhold authority to vote for all or some of the nominees. When voting on the proposal to (i) adopt and approve the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2), or (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3), you may vote FOR the proposal, AGAINST the proposal, or ABSTAIN from voting. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1); FOR the adoption and approval of the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2); and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3).

Voting

Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope (if you received these materials by mail) or to vote by Internet or telephone by following the instructions on the Proxy Card or the Notice.

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners may also be able to vote by telephone or the Internet to the extent permitted by their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

The method of voting used will not limit a Stockholder’s right to attend the Meeting.

Revocation of Proxy

A Stockholder who so desires may revoke its proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Secretary); (ii) timely delivery of a valid, later-dated proxy by Internet, telephone or mail; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Beneficial owners who hold their stock in street name cannot revoke their proxies in person at the Meeting because the Stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, beneficial owners should contact their bank, broker or other agent before the Meeting to determine whether they can do so.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date of this Proxy Statement, we did not know of any other matters to be raised at the Meeting.

Record Date; Shares Outstanding and Entitled to Vote

Only Stockholders as of the close of business on March 30, 2010 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 89,609,639 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, shall constitute a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under New York Stock Exchange (“NYSE”) rules, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as the ratification of independent auditors, but not with respect to matters that are considered “non routine,” such as, the election of directors. Accordingly, if you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 3 even if the broker does not receive voting instructions from you. However, without voting instructions from you, your broker will not be able to vote your shares on Proposals 1 and 2.

The affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes in person or represented by proxy entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2), and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3).

Since the affirmative vote of a plurality of votes present in person or represented by proxy and entitled to vote is required for the election of directors (Proposal 1), abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is necessary for (i) the adoption and approval of the Jarden Corporation 2010 Employee Stock Purchase Plan (Proposal 2), and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal 3), abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the vote.

Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company’s transfer agent.

Proxy Solicitation

This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and employees of the Company also may solicit proxies from Stockholders by mail, telephone, telegram, electronic transmission, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company may engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. In accordance with the regulations of the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock as of the Record Date.

List of Stockholders

In accordance with Delaware General Corporation Law (the “DGCL”), a list of Stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 555 Theodore Fremd Avenue, Rye, New York 10580.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

No Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 30, 2010, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock (the holdings of certain unrelated entities listed below are generally based on shareholdings disclosed in their public filings), (ii) each of our current directors and nominees for the Board of Directors, (iii) each of our named executive officers set forth below in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power. Unless otherwise indicated, the address of each person named in the table below is c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

	Common Stock
Name and Address	Shares Beneficially Owned (1)		Percent of Common Stock (2)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	8,743,829	(3)	9.8%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	5,341,415	(4)	6.0%

Martin E. Franklin	3,705,448	(5)	4.1%

Ian G.H. Ashken	1,009,625	(6)	1.1%

James E. Lillie	672,514	(7)	*

Richard T. Sansone	87,072	(8)	*

Patricia J. Gaglione	64,250	(9)	*

René-Pierre Azria	79,928	(10)	*

Robert L. Wood	69,478	(11)	*

Richard J. Heckmann	66,972		*

Douglas W. Huemme	63,412	(12)	*

Irwin D. Simon	40,728	(13)	*

Richard L. Molen	37,228	(14)	*

Michael S. Gross	34,775	(15)	*

All directors, nominees for directors, and executive officers as a group (15 persons)	6,153,978	(16)	6.8%

* Less than 1%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any share of Common Stock that such person has voting or investment power over or has the right to acquire within 60 days.

(2)

Percent of class is based on the Common Stock outstanding and entitled to vote as of March 30, 2010, plus for each named person the number of shares of Common Stock not outstanding but for which such person is deemed to have “beneficial ownership” of as described in footnote (1). There were 89,609,639 shares outstanding and entitled to vote as of March 30, 2010.

(3)	Based solely on Schedule 13G/A filed with the SEC on February 12, 2010.

(4)	Based solely on Schedule 13G filed with the SEC on January 29, 2010.

(5)	Includes 372,580 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(6)	Includes 118,042 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(7)	Includes 262,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(8)	Includes 16,667 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(9)	Includes 18,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(10)	Includes 54,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(11)	Includes 51,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(12)	Includes 41,625 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(13)	Includes 19,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(14)	Includes 16,875 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(15)	Includes 4,275 shares of Common Stock held by the Vicki and Michael Gross Family Foundation, Inc. that Mr. Gross has the power to vote. Mr. Gross disclaims beneficial ownership with respect to the 4,275 shares held by the Vicki and Michael Gross Family Foundation, Inc.

(16)	Includes 973,414 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the directors and executive officers reflected above. Includes 222,548 shares held by or subject to outstanding options to purchase Common Stock which are exercisable within 60 days by the three executive officers who are not reflected above. Includes 4,275 shares beneficially owned by the Vicki and Michael Gross Family Foundation, Inc. Mr. Gross disclaims beneficial ownership of all shares held by the Vicki and Michael Gross Family Foundation, Inc.

INFORMATION REGARDING

BOARD OF DIRECTORS AND COMMITTEES

Statement on Corporate Governance

The Company maintains formal corporate governance standards. The Company has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and is in compliance with such rules and listing standards. The Company has adopted charters for its Audit Committee, Compensation Committee and Nominating and Policies Committee and implemented a Governance Principles and Code of Conduct Policy, Business Conduct and Ethics Policy and Insider Trading Policy. You can access all of these documents on the “Governance” page of the Company’s website, www.jarden.com, or by writing to us at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, Attention: Corporate Governance.

In accordance with the NYSE corporate governance listing standards, our Governance Principles and Code of Conduct Policy requires the Board of Directors to designate a non-executive lead director (the “Lead Independent Director”) to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman of the Board of Directors. Irwin D. Simon has been designated as the Lead Independent Director. The Company’s non-management directors meet at least once per year in a non-executive session without management at which Mr. Simon presides. Stockholders and other interested parties may communicate with the Company’s Lead Independent Director or the non-management directors as a group either by writing to Irwin D. Simon, c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580 or sending an e-mail to BOD@jarden.com. Correspondence received will be forwarded to Mr. Simon promptly. The Board of Directors has directed that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	product inquiries and suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Independence of Directors

Our Governance Principles and Code of Conduct Policy requires that a majority of the directors satisfy the independence requirements of the SEC and the NYSE. In general, “independent” means that the director shall have no material relationship with the Company or any member of the senior management of the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The policy establishes a mandatory retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of Common Stock of the Company. Based on the aforementioned standards, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

(1) René-Pierre Azria	(5) Richard L. Molen

(2) Michael S. Gross	(6) Irwin D. Simon

(3) Richard J. Heckmann	(7) Robert L. Wood

(4) Douglas W. Huemme

In addition, based on such standards, the Board of Directors determined that: (a) Martin E. Franklin is not independent because he is the Chairman and Chief Executive Officer of the Company; and (b) Ian G.H. Ashken is not independent because he is the Vice Chairman and Chief Financial Officer of the Company.

In addition to the foregoing, our Governance Principles and Code of Conduct Policy also provides for:

•	reviewing and approving a succession plan for the Chief Executive Officer of the Company at least annually;

•	the Board of Directors reviewing and assessing its own performance at least annually; and

•	the right of the Board of Directors to hire its own advisors to assist it in performing its duties without obtaining the approval of management.

During 2009, the Board of Directors held ten meetings. The Board of Directors has standing Compensation, Nominating and Policies, and Audit Committees. During 2009, each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which he or she served, which were held during his or her period of service. The Compensation and Nominating and Policies Committees do not meet on a regular basis, but only as circumstances require. The Company does not have a formal policy as to Board of Directors attendance at our annual meetings of Stockholders. Messrs. Franklin and Ashken were the only directors who attended our last annual meeting.

Board Leadership Structure

Martin E. Franklin currently serves as the Company’s Chairman of the Board and its Chief Executive Officer (“CEO”), and he has served in both capacities since September 24, 2001. Given the growth the Company has experienced since Mr. Franklin began serving in these roles, as well as the diversity of its business, both in terms of products and geographical scope, the Board believes that the most effective leadership structure for the Company at this time is for Mr. Franklin to continue to serve in both capacities. The Board believes that Mr. Franklin’s dual role as Chairman and CEO fosters effective decision-making and alignment on corporate strategy because it enables Mr. Franklin to have extensive and current knowledge of the Company’s operations and its strategies. The Board further believes that given Mr. Franklin’s leadership in helping to grow the Company, he is the best person to act as the Company’s principal executive officer as well as to set the agenda for and lead discussions of the Board.

At the same time, the Board believes that board independence is a critical aspect of corporate governance. As discussed above, our independent directors hold regularly scheduled meetings, at which only independent directors are present. As provided in our Governance Principles and Code of Conduct Policy, the Board is required to designate a non-executive Lead Independent Director to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman of the Board. The Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board has designated Irwin D. Simon as such Lead Independent Director.

The Board believes that this leadership structure – a single Chairman and CEO coupled with a designated Lead Independent Director – is appropriate for our Company given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among Mr. Franklin and the independent directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and operational risks, and receives regular reports from the management team’s senior risk officer regarding comprehensive organizational risk as well as particular areas of concern. Additionally, the Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock plans. Pursuant to its charter, the Compensation Committee’s authority generally includes the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the CEO, and to oversee the development of executive succession plans.

•

To review and approve corporate goals and objectives with respect to compensation for the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years.

•

To make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•

To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the Compensation Committee Report on executive compensation to be included in the Company’s proxy statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion.

The Compensation Committee consists of Messrs. Wood (Chairman), Simon (Vice Chairman), Azria and Gross. All of the members of the Compensation Committee meet the independence standards contained in the NYSE corporate governance rules. The Compensation Committee met four times during 2009.

Nominating and Policies Committee

The purpose of the Nominating and Policies Committee is to identify, evaluate and nominate qualified candidates for election to the Board of Directors. The Nominating and Policies Committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors and by senior management. The Nominating and Policies Committee will also consider nominees recommended by Stockholders. The names, resume(s) and biographical information of such nominees should be forwarded to the Secretary, Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, who will submit them to the Nominating and Policies Committee for its consideration. See the section titled “Other Matters – Proposals by Stockholders” for more information on Stockholder nominations of candidates for election to the Board of Directors.

The Nominating and Policies Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance principles and periodically reviewing and reassessing the adequacy of those principles and recommending any proposed changes to the Board of Directors for approval, and advising the Board of Directors on corporate governance matters as they arise.

The Nominating and Policies Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The Nominating and Policies Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating and Policies Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints, and other individual qualities and attributes represented on the Board and the Nominating and Policies Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

All members of the Board of Directors should possess the following minimum qualifications as determined by the Nominating and Policies Committee: fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; be committed to enhancing stockholder value; and have the ability and willingness to spend the time required to function effectively as a director of the Company.

The Nominating and Policies Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nominating and Policies Committee will make recommendations regarding potential director candidates to the Board of Directors.

The Nominating and Policies Committee consists of Messrs. Molen (Chairman), Simon and Heckmann. All of the members of the Nominating and Policies Committee meet the independence standards contained in the NYSE corporate governance rules. The Nominating and Policies Committee met once during 2009.

Audit Committee

The Audit Committee consists of Messrs. Gross (Chairman), Huemme and Wood. Each of the Audit Committee members satisfies the definition of independent director as established in the NYSE corporate governance rules. In accordance with Section 407 of the Sarbanes-Oxley Act, the Board of Directors determined Mr. Gross to be a “Financial Expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The duties of the Audit Committee are to: (a) recommend the appointment by the Board of Directors of the registered public accounting firm who shall conduct the annual audit of the Company; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management’s evaluation of the adequacy of the Company’s internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the year is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written Audit Committee Charter previously approved by the Board of Directors, which may be amended from time to time. The Audit Committee Charter is reviewed and reassessed by the Audit Committee and approved by the Board of Directors as needed but at least annually.

Section 301 of the Sarbanes-Oxley Act requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding perceived questionable accounting or auditing matters. The Company uses an independent third party to provide an 800 number for the receipt, recording and transcription of any complaints received.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has met and reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90 and further amended by Statement on Auditing Standards No. 114) and the assessment of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with the independent registered accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, which became effective on September 30, 2008 and supersedes Independence Standards Board No. 1. The Audit Committee also has considered whether the independent registered public accounting firm’s provisions of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, and the overall quality of the Company’s financial reporting processes, the evaluation of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee reviewed and, together with the other members of the Board of Directors, approved for filing with the SEC the Annual Report on Form 10-K for the year ended December 31, 2009, which included audited financial statements for such year. The Audit Committee approved and the Board of Directors has also ratified and recommended the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Respectfully submitted.	Audit Committee
Michael S. Gross, Chairman
Douglas W. Huemme
Robert L. Wood

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Compensation of Directors

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board and Board committees as well as the skill-level required by the Company of members of the Board and the need to continue to attract highly qualified candidates to serve on our Board. Director compensation arrangements are reviewed annually to maintain such standards.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2009:

Director Compensation (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
René-Pierre Azria	$41,000	$65,975	—	—	—	—	$106,975
Michael S. Gross	46,000	65,975	—	—	—	—	111,975
Richard J. Heckmann	41,000	65,975	—	—	—	—	106,975
Douglas W. Huemme	41,000	65,975	—	—	—	—	106,975
Richard L. Molen	45,000	65,975	—	—	—	—	110,975
Irwin D. Simon	47,000	65,975	—	—	—	—	112,975
Robert L. Wood	46,000	65,975	—	—	—	—	111,975

(1)	Martin E. Franklin, the Company’s Chairman and Chief Executive Officer, and Ian G.H. Ashken, the Company’s Vice Chairman and Chief Financial Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation for Messrs. Franklin and Ashken as employees of the Company is shown in the Summary Compensation Table.

(2)	Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). As of December 31,

2009, each director has the following aggregate number of unvested restricted stock or restricted stock awards held by such director as follows: René-Pierre Azria, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share; Michael S. Gross, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share; Richard J. Heckmann, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share; Douglas W. Huemme, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share; Richard L. Molen, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share; Irwin D. Simon, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share and Robert L. Wood, 3,500, all of which were granted on June 8, 2009 at a grant date fair value of $65,975 or $18.85 per share. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2010.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2009, the aggregate number of unexercised options (vested and unvested) held by each director was as follows: René-Pierre Azria, 54,875; Michael S. Gross, none; Richard J. Heckmann, none; Douglas W. Huemme, 41,625; Richard L. Molen, 16,875; Irwin D. Simon, 19,875 and Robert L. Wood, 51,875, with exercise prices for all such options varying from $2.43 to $37.99. For complete beneficial ownership information of the stock of our directors, see “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the valuation assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2010.

Discussion of Director Compensation

Directors who are also employees of the Company receive no additional compensation for their service on the Board or on any Board committee.

Cash Compensation

In 2009, each non-employee director received a flat retainer of $40,000 per year, payable quarterly. In 2009, the chairman of each of the Audit, Compensation and Nominating and Policies Committees and the Lead Independent Director received an additional $5,000. In 2009, each member of any Board committee, who is not also the chairman, received an additional $1,000 per year.

Stock Awards

Non-employee directors of the Company are also eligible to receive stock option grants and restricted stock awards under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, or its 2009 Stock Incentive Plan. On June 8, 2009, each of the then current non-employee directors of the Company was awarded 3,500 shares of restricted stock under the Amended and Restated 2003 Stock Incentive Plan, as amended, as set forth above. The restrictions on these restricted stock awards lapse on June 8, 2010.

In total, during the fiscal year ended December 31, 2009, 24,500 shares of restricted stock were awarded to non-employee directors serving on the Board during 2009, all of which were awarded pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended.

Stock Ownership Guidelines

All of our directors are expected to have a personal investment in the Company through their ownership of our shares. As a guideline, each director is urged to own at least 1,000 shares of our Common Stock. All of our directors currently meet our director stock ownership guidelines.

Indemnification

We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, also provide that we will indemnify any of our directors and officers against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, no director, executive officer, or person nominated to become a director or executive officer has within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting his or her involvement in the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (iv) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under (iii)(a), above, or to be associated with persons engaged in any such activity; (v) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (vi) was the subject of, or party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vii) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of the Company’s voting securities, or any associate of any such director, executive officer or affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), provides that the maximum number of directors shall be nine and the minimum number shall be two. The Board of Directors of the Company is divided into three classes of directors having staggered three-year terms of office. The Amended and Restated Bylaws, as amended (the “Bylaws”) of the Company provides that the number of members constituting the entire Board of Directors is nine. Currently, there are nine individuals serving as members of the Board of Directors. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named herein, of which there are three only. At each annual meeting of Stockholders, the successor of each director whose term expires at that annual meeting is elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of his or her election, or until his or her successor has been elected and qualified in accordance with the Certificate of Incorporation and Bylaws. Pursuant to the Certificate of Incorporation, in general, any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by an affirmative vote of a majority of the remaining directors then in office.

The terms of office of the Class II Directors, consisting of Ian G.H. Ashken, Richard L. Molen and Robert L. Wood expire at this Meeting and each of Ian G.H. Ashken, Richard L. Molen and Robert L. Wood is nominated for re-election. The terms of office of the Class III Directors, consisting of Richard J. Heckmann, Douglas W. Huemme and Irwin D. Simon expire at the 2011 annual meeting. The terms of office of the Class I Directors, consisting of Martin E. Franklin, René-Pierre Azria and Michael S. Gross expire at the 2012 annual meeting. Mr. Heckmann was initially nominated to the Board of Directors pursuant to the terms of that certain Merger Agreement with K2 Inc. There are no family relationships among any of the directors or executive officers of the Company.

Unless otherwise specified, each proxy received will be voted for the election as directors of the three nominees named below to serve until the 2013 annual meeting or until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Bylaws of the Company. At present, it is anticipated that each nominee will be a candidate.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Policies Committee and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth below, which contains information regarding the person’s service as a director, business experience, and director positions held currently or at any time during the last five years. The Nominating and Policies Committee conducted performance evaluations on the members of our Board of Directors serving during fiscal 2009 and reported the results to the Board of Directors. The Nominating and Policies Committee and Board of Directors determined that each of those directors was an effective and committed member of the Board of Directors and, therefore, that such directors up for re-election should be proposed for re-election.

The following persons have been nominated as Class II directors:

Name	Age	Director Since	Business Experience
Ian G.H. Ashken	49	2001	Mr. Ashken is Vice Chairman and Chief Financial Officer of the Company and until February 15, 2007 was also Secretary of the Company. Mr. Ashken was appointed to the Board of Directors on June 25, 2001 and became Vice Chairman, Chief Financial Officer and Secretary effective September 24, 2001. Mr. Ashken is also a principal and executive officer of a number of private investment entities. Mr. Ashken also served as the Vice Chairman and/or Chief Financial Officer of three public companies, Benson Eyecare Corporation, Lumen Technologies, Inc and Bollé Inc. between 1992 and 2000. Mr. Ashken also serves as a director of GLG Partners, Inc. and Phoenix Group Holdings.

Richard L. Molen	69	1993	Mr. Molen was the Chairman, President and Chief Executive Officer of Huffy Corporation, a sporting goods company, from September 1994 until his retirement in December 1997. Mr. Molen served as President and Chief Executive Officer of Huffy Corporation since April 1993, and had served on its Board of Directors since June 1984.

Robert L. Wood	55	2000	Mr. Wood is the former Chairman, President and CEO of Chemtura Corporation. Prior to Chemtura, Mr. Wood spent 27 years in various management positions at the Dow Chemical Company. He is currently a private investor and industry consultant. Mr. Wood also serves as a director of Praxair, Inc.

The Board of Directors unanimously recommends that Stockholders vote “FOR” each of the persons nominated by the Board of Directors to serve as Class II Directors.

The terms of the following Class III directors expire at the 2011 annual meeting:

Name	Age	Director Since	Business Experience
Richard J. Heckmann	66	2007	Mr. Heckmann has been the Chairman and Chief Executive Officer of Heckmann Corporation since May 2007. From February 2007 to August 2007, Mr. Heckmann was the Executive Chairman of K2 Inc. (“K2”), and from April 2000 to August 2007, he was the Chairman of the Board of Directors of K2. Previously, he served as the Chief Executive Officer of K2 from October 2002 through February 2007. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001.

Douglas W. Huemme	68	1999	Mr. Huemme was Chairman and Chief Executive Officer of Lilly Industries, Inc., an industrial coating and specialty chemical company, from 1990 until his retirement in December 2000. He also served as President of Lilly Industries, Inc. from 1990 until April 1999.

Irwin D. Simon	51	2002	Mr. Simon is the Chairman, Chief Executive Officer and President of Hain Celestial Group, Inc., a leading natural and organic products company and a NASDAQ listed company (“Hain Celestial”). Mr. Simon is Hain Celestial’s founder and has been Chief Executive Officer and President, as well as a director, of Hain Celestial since its inception. He was appointed Chairman of the Board of Directors of Hain Celestial in April 2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company, a national marketer of meal replacement and weight loss food supplements. Mr. Simon also serves as a director of Yeo Hiap Seng Ltd, a Singapore public company. During the last five years, Mr. Simon also previously served as a director of Marathon Acquisition Corp. and Technology Flavors & Fragrances, Inc.

The terms of the following Class I directors expire at the 2012 annual meeting:

Name	Age	Director Since	Business Experience
Martin E. Franklin	45	2001	Mr. Franklin is Chairman and Chief Executive Officer of the Company. Mr. Franklin was appointed to the Board of Directors on June 25, 2001 and became Chairman and Chief Executive Officer effective September 24, 2001. Mr. Franklin is also a principal and executive officer of a number of private investment entities. Mr. Franklin also served as the Chairman and/or Chief Executive Officer of three public companies, Benson Eyecare Corporation, Lumen Technologies, Inc and Bollé Inc. between 1992 and 2000. Mr. Franklin also serves as a director of Kenneth Cole Productions, Inc. and GLG Partners, Inc., and as Chairman of the Board of Liberty Acquisition Holdings Corp. During the last five years, Mr. Franklin also previously served as a director of Apollo Investment Corporation, non-executive Chairman of the Board of Find/SVP, Inc. and Liberty Acquisition Holdings (International) Company.

René-Pierre Azria	53	2002	Mr. Azria serves as President and CEO of Tegris LLC, a private investment bank and has over twenty-five years of corporate finance experience, working generally on large size transactions with a high degree of complexity. His industry experience is concentrated in technology, media and telecommunications, and also includes healthcare and consumer goods. Prior to Tegris, Mr. Azria was from 1996 to 2007 a Managing Director at Rothschild, Inc. and a Rothschild worldwide partner. Prior to joining Rothschild, Inc. in 1996, Mr. Azria served as Managing Director of Blackstone Indosuez and President of Financiére Indosuez Inc. in New York. Mr. Azria serves as a director of Phoenix Group Holdings. Mr. Azria also serves as a director of two privately held publishing companies.

Michael S. Gross	48	2007	Since March 2007, Mr. Gross has served as the Chairman and Chief Executive Officer of Solar Capital Ltd, a finance company focusing on debt and equity investments in leveraged companies. Mr. Gross was co-chairman of the investment committee of Magnetar Financial LLC, an investment management firm, and a senior partner in Magnetar Capital Partners LP, the holding company for Magnetar Financial LLC from July 2006 to April 2009. Mr. Gross was the Chairman, Chief Executive Officer, and Secretary of Marathon Acquisition Corp. from April 2006 to August 2008. Between February 2004 and February 2006, Mr. Gross was the President and Chief Executive Officer of Apollo Investment Corporation (“AIC”), a publicly traded business development company, and was the managing partner of Apollo Investment Management, L.P. (“AIM”), a leading private equity firm which he founded in 1990 and the investment adviser to AIC. From 1990 to February 2006, Mr. Gross was a senior partner at AIM. Mr. Gross currently serves on the boards of directors of Saks, Inc. and is chairman of the board of Global Ship Lease, Inc. During the last five years, Mr. Gross also previously served as a director of Alternative Asset Management Acquisition Corp., Marathon Acquisition Corp. and United Rentals, Inc.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age and position of each of our executive officers as of March 30, 2010. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

Name	Age	Position
Martin E. Franklin	45	Chairman and Chief Executive Officer
Ian G.H. Ashken	49	Vice Chairman and Chief Financial Officer
James E. Lillie	48	President and Chief Operating Officer
John E. Capps	45	Senior Vice President, General Counsel and Secretary
Patricia J. Gaglione	49	Senior Vice President, Business Operations and Supply Chain
Patricia A. Mount	53	Senior Vice President and Chief Transition Officer
Richard T. Sansone	43	Senior Vice President and Chief Accounting Officer
J. David Tolbert	49	Senior Vice President, Human Resources and Corporate Risk

See the table of nominees for election as directors for biographical data with respect to Martin E. Franklin and Ian G.H. Ashken. See the narrative description of the employment agreements for Martin E. Franklin, Ian G.H. Ashken, James E. Lillie and Richard T. Sansone for further terms with respect to the terms of their respective positions and employment.

James E. Lillie. Mr. Lillie is President and Chief Operating Officer of the Company. Mr. Lillie joined the Company in August 2003 as Chief Operating Officer and assumed the additional title and responsibilities of President effective January 2004. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited, a diversified commercial printing and business communications company. From 1999 to 2000, Mr. Lillie served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company (“KKR”) portfolio company. From 1990 to 1999, Mr. Lillie held a succession of senior level management positions across a variety of disciplines including human resources, manufacturing, finance and operations at World Color, Inc., another KKR portfolio company.

John E. Capps. Mr. Capps is Senior Vice President, General Counsel and Secretary of the Company. Mr. Capps has been with the Company since January 2005. From 2003 to 2005, Mr. Capps was with American Household, Inc. which was acquired by the Company in January 2005, where he most recently served as Vice President-Legal. Prior to 2003, Mr. Capps was in private law practice with the firm Sullivan & Cromwell LLP.

Patricia J. Gaglione. Ms. Gaglione is our Senior Vice President, Business Operations and Supply Chain. Ms. Gaglione joined the Company in January 2005 as Vice President, Supply Chain and was promoted to her current position in January 2009. Prior to joining the Company, Ms. Gaglione most recently served as Vice President, Sourcing for RR Donnelley and Sons (formerly Moore Corporation, Limited), from May 2001 to May 2004. From 1996 to 2001, Ms. Gaglione was General Manager, International Purchasing Office at Philips Electronics.

Patricia A. Mount. Ms. Mount is our Senior Vice President and Chief Transition Officer. Ms. Mount has been with the Company since August 2003. From August 2003 through January 2006, Ms. Mount served as Chief Financial Officer of Tilia, Inc., a subsidiary of the Company. Prior to joining the Company, Ms. Mount served as the Chief Financial Officer of network equipment manufacturer LuxN from 2000 to 2002. From 1993 to 2000, Ms. Mount served in various senior financial and operating roles at Quantum Corporation.

Richard T. Sansone. Mr. Sansone is the Senior Vice President and Chief Accounting Officer of the Company. Mr. Sansone has been with the Company since December 2005. Prior to joining the Company, he most recently served as Senior Vice President, Controller and Chief Accounting Officer of RR Donnelley and Sons (formerly Moore Corporation, Limited), from April 2001 to December 2005. From 1992 to 2001, Mr. Sansone was with PricewaterhouseCoopers, LLP where he was an Audit Senior Manager.

J. David Tolbert. Mr. Tolbert is Senior Vice President, Human Resources and Corporate Risk of the Company. Mr. Tolbert has served in various management and executive roles in the areas of human resources, administration and corporate risk for the Company since 1993. From 1987 to 1993, Mr. Tolbert served in various human resource and operating positions at Ball Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Company’s Compensation Committee of the Board (the “Committee”) establishes the salaries and other compensation of the executive officers of the Company, including its Chairman and Chief Executive Officer (“CEO”) and other Named Executive Officers (as defined below). The Committee consists of three independent directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The Committee operates under a written charter adopted by the Board of Directors that is available at the Company’s web site at www.jarden.com under the “Governance” tab.

The Committee has approved a compensation philosophy and objectives for the Company, which is described below.

Executive Compensation Philosophy and Objectives

The Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practice” in this area and corporate governance in general. The Committee’s guiding principle is to assure that the Company’s compensation and benefits policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically and to motivate their executives to achieve short and long-term goals with the ultimate objective of creating sustainable improvements in stockholder value. This principle guides the design and administration of compensation and benefits programs for the Company’s officers, other executives and the general workforce.

The total compensation package, which includes base salary, incentive compensation and other incentive opportunities in the form of grants under the Company’s stock incentive plans, is designed to allow the Company to attract, motivate, and retain top-quality executives. Such principles are accomplished by linking management’s compensation to the Company’s success in creating value for its stockholders. The levels of compensation at competitive companies, derived from compensation surveys provided by outside consultants, as well as other factors such as the Company’s performance, growth and relative stockholder return, achievement of specific financial goals, a subjective determination of the executive’s past performance and expected future contributions to the Company and the awards given to the executive in the past, are used for comparison in establishing the Company’s overall compensation plan for certain executive officers.

Use of Outside Consultants

The Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Committee and its inquiries regarding management pay, compensation design and other related matters. The Committee may ask that management participate in these engagements. In connection with the engagement of Towers Perrin, a nationally recognized compensation consulting firm, in 2009 as discussed below, the Committee has directed Towers Perrin to work with our Senior Vice President of Human Resources and other members of management, including the Company’s Chief Financial Officer, to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Towers Perrin also met with the Committee during the Committee’s regular meetings and in executive session, where no members of management were present, and with the Committee chair and other members of the Committee outside of the regular meetings. Towers Perrin did not meet with the Company’s CEO in the course of such engagement. Use of a particular consulting firm by the Committee does not preclude management from hiring the same consulting firm. The Company participates in compensation surveys of Towers Perrin to conduct a competitive compensation analysis including marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long-term incentive award level, target total direct compensation, and actual total direct compensation rates. The Company compares itself to general industry companies of comparable revenues for positions below the senior management level. For senior management positions, the Company looks at the general industry as well as high-growth and high-performing companies reflective of the Company’s strategic objectives, including:

Fortune Brands, Inc.	Coach Inc.
Harman International Industries, Incorporated	Pool Corporation
Oshkosh Corporation	Oxford Industries, Inc.
Thor Industries, Inc.	Garmin Ltd.
Phillips-Van Heusen Corporation	Danaher Corporation

The Committee does not believe, however, that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The information from the outside consultant regarding pay practices at other companies has been provided to the Committee as a resource for their deliberations for executive compensation decisions and is useful in at least two respects. First, the Committee recognizes compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Committee consider in assessing the reasonableness and appropriateness of our compensation programs. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance.

In 2009, the Committee engaged Towers Perrin to (i) meet with the Committee and the Chief Financial Officer of the Company to discuss the Company’s business strategy, competitive challenges, management processes and pay philosophy, (ii) review and evaluate the executive compensation programs and policies for alignment with the Company’s strategic business objectives, (iii) develop comparative market data upon which the Company can evaluate the competitiveness and structure of its current executive compensation program, (iv) provide information on industry best practices on compensation practices and programs, (v) participate in the design of executive compensation programs to ensure the linkage between pay and performance, and (vi) make recommendations to the Committee as to possible changes to the Company’s compensation practices. Based on the data and input from Towers Perrin, the Committee structured and approved amendments to the employment agreements for each of Messrs. Franklin, Ashken and Lillie which were expiring on December 31, 2009. See “Employment Agreements,” below. The Committee believes that the terms of these employment agreements are still reasonable and appropriate, based upon the Committee’s review of factors such as the levels of compensation at a broad range of representative companies, including companies reflective of the Company’s strategic objectives, size and/or growth profile, the Company’s performance, growth and relative stockholder return, the achievement of specific financial goals, such as achieving earnings per share targets, increasing cash flow, improving operating margins and reducing leverage, a subjective determination of the executive’s past performance and expected future contributions to the Company and the awards given to the executive in the past.

The Elements of the Company’s Compensation Program

For the fiscal year ended December 31, 2009, the components of compensation for Named Executive Officers were:

•	cash consideration;

•	equity-based consideration; and

•	perquisites and other personal and additional benefits.

Additional details on each element of our compensation program are outlined below.

Cash Compensation

For 2009, base salaries and target performance incentive compensation participation rates (percentage of base salary) for the Company’s Chairman and CEO, Vice Chairman and Chief Financial Officer (“CFO”), President and Chief Operating Officer (“COO”), and Senior Vice President and Chief Accounting Officer were established pursuant to their respective employment agreements (described below under the heading “Employment Agreements”), while target performance incentive compensation participation rates (percentage of base salary) for the Company’s other executive officers were fixed by their respective employment agreement or by the Committee. Target incentive participation rates are established and reviewed based upon factors such as the Company’s performance and growth, achievement of specific financial goals and creation of stockholder value, a subjective determination of the executive’s past performance and expected future contributions to the Company, and aggregate compensation of persons holding similar positions with comparable companies.

During 2009, Messrs. Franklin, Ashken and Lillie voluntarily agreed to be paid approximately 7.5% less than the contractual base salary set forth in their respective employment agreements, in recognition of the recessionary macro economic environment and its impact on the Company. In addition, each of the Company’s other executive officers voluntarily agreed to accept a 5% pay decrease during the first half of 2009 from the base rate of pay in effect for each of them as of December 31, 2008.

For 2009, target incentive participation rates were 50% for the Chairman and CEO, the Vice Chairman and CFO, the President and COO, and the Senior Vice President and Chief Accounting Officer, and 40% for the Senior Vice President, Business Operations and Supply Chain. Payments of incentive compensation for 2009 could have ranged from zero to double the target bonus opportunity and were based on a goal for corporate performance as measured by as-adjusted earnings per share (“EPS”). EPS serves as a balanced indicator of sustained stockholder value. Therefore, the evaluation of executive performance based on this measure provides an incentive for individual executives to perform in the best interests of stockholders. The Committee establishes in advance any general types of adjustments it would make to EPS to determine such incentive compensation rates, and are set forth below. Reported earnings per share as disclosed in the Company’s Annual Report on Form 10-K would not take into account the adjustments as set forth below.

The table below sets forth the performance goals established by the Committee for the Named Executive Officers under the Amended and Restated 2003 Stock Incentive Plan, as amended.

Performance Goal	EPS	Payout
Target EPS	$2.40	100% of target participation rate
Maximum EPS	$2.64	200% of target participation rate

In addition, after the Company issued twelve million new shares of common stock in connection with a public offering in April 2009, the Company established a one-time, supplemental incentive program to drive performance in the second half of 2009. The purpose of this special program was to provide incentives to corporate management to attain an appropriate level of EPS in light of the stock offering and its associated dilutive effect on earnings per share. Under this supplemental program, each participant was eligible to receive a payment ranging from 0% to 58.3% of the target incentive participation rate if the Company achieved EPS in the period from July 1, 2009 through December 31, 2009 of between $1.54/share and $1.76/share (inclusive). The maximum payout under this program could be achieved if EPS in the second half of 2009 was $1.63, in which case each participant would receive a payout equal to 58.3% of his or her target incentive compensation payout percentage.

For 2009, the Committee approved the payment of incentive compensation under the above referenced programs at double the targeted payout for each Named Executive Officer, including 183.3% of targeted payout based on the Company’s achievement of EPS of $2.60 for the full year and an additional 16.7% of targeted payout based on the Company’s achievement of EPS of $1.69 for the second half of 2009. In determining the 2009 results for incentive compensation purposes, the Committee included in EPS adjustments for:

•	reorganization and acquisition-related integration costs;

•	impairment charge to goodwill and other intangible assets;

•	amortization of acquired intangible assets;

•	share based compensation resulting from a strategic review of executive long-term incentive compensation; and

•	a tax provision adjustment which reflects the normalization of the as adjusted results to the Company’s 36% effective tax rate.

In addition to the payment of an annual incentive bonus, the Committee, in its sole discretion, may approve an additional discretionary bonus for certain Named Executive Officers for exceptional performance related to other corporate activity undertaken by the Company in any year. With regard to Messrs. Franklin, Ashken and Lillie the discretionary compensation is based on the express terms of their employment agreements. For 2009, the Committee approved discretionary performance-based bonuses for each of Messrs. Franklin, Ashken, Lillie, and Sansone and Ms. Gaglione to recognize their contributions towards the Company achieving extraordinary performance during the year. In approving these bonuses, the Committee considered Messrs. Franklin, Ashken, Lillie and Sansone’s and Ms. Gaglione’s outstanding leadership of the Company during fiscal year 2009 as evidenced by the strategic actions taken to outperform its competitors and excellent performance achieved in an extraordinary economic environment, combined with timely and successful completion of capital market activities.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2009 by the Named Executive Officers are reflected in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table set forth below.

Equity-Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with returns realized by the stockholders. In 2009, the Company maintained the Amended and Restated 2003 Stock Incentive Plan, as amended and the 2009 Stock Incentive Plan, to incentivize executive officers and other key employees.

Each of the Amended and Restated 2003 Stock Incentive Plan, as amended, and the 2009 Stock Incentive Plan, is designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to each of these plans, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, restricted stock and cash bonuses. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Committee subject to the provisions of the Amended and Restated 2003 Stock Incentive Plan, as amended, or the 2009 Stock Incentive Plan, as applicable.

The Committee generally makes awards based upon the employee’s position within the Company, scope of responsibility, ability to affect profits and stockholder value and a subjective review of the employee’s historic and recent performance. All awards to executive officers are within the discretion of the Committee subject to the terms of the Amended and Restated 2003 Stock Incentive Plan, as amended, or the 2009 Stock Incentive Plan, as applicable.

Since 2005, our equity-based compensation program for executive officers has primarily focused on grants of performance-based restricted stock awards, although stock options were utilized for a portion of the awards within the program during 2008 and 2009. This strategy was implemented to balance the Committee’s interest in (i) focusing executive officers on long-term metrics that create sustained shareholder value, (ii) more efficiently aligning long-term incentive costs with perceived value, (iii) attracting and retaining talent, and (iv) remaining competitive with market changes and compensation practices.

Vesting of restricted stock awards is typically based on our results during a given performance period as measured by EPS, Segment Earnings and/or the increase in the price of our Common Stock. These metrics were chosen because of their relevance to our corporate strategy and objectives for the respective performance periods at the time of grant, the ability of executive officers to impact achievement of the performance goals, and our belief that achieving or exceeding these goals should result in sustained increases to shareholder value over the longer-term.

We may from time to time grant supplemental time or performance vesting restricted stock grants to executive officers. These grants are typically made to attract new executives or as a retention device for current executives. Such awards typically vest over three or four years.

We consider several factors when establishing the size of equity-based compensation grants to executive officers, including long-term incentive compensation awarded within comparator groups, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year and the executive’s expected contribution to our long-term performance. We also consider the expected shareholder dilution and accounting cost attributable to our long-term incentive programs in establishing the total number of shares of Common Stock we make available through stock-based awards.

It has been our practice, but not a firm policy, to grant stock-based awards to management, including executive officers, on an annual basis. Award levels and grant dates are approved by the Committee, and grants are made on or following the date of the Committee’s approval. The Committee will also approve any equity-based grants in connection with the hiring or promotion of an executive officer. The Committee has broad authority and discretion to grant such awards and there are no formalized procedures regarding the timing of such grants and whether such grants will continue to be granted on an annual basis or otherwise.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company’s 401(k) plan provides for a Company matching contribution equal to employee contribution up to 4% of the value of the individual employee’s base salary and further limited by Internal Revenue Services guidelines. For fiscal year 2009, the Company changed the 4% matching contribution to a discretionary, rather than mandatory, match. For fiscal year 2009, the Company gave a 1% discretionary contribution.

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee at least annually reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

Certain Named Executive Officers are provided use of company financial or tax planning assistance, while all receive payment of life insurance and long-term disability premiums, and company contributions to the executive’s 401(k) plan. In addition, the Chairman and CEO of the Company, for security purposes, is required to use private corporate aircraft for all personal and business-related air travel unless a private aircraft is not reasonably available. If a private aircraft is not reasonably available, he shall be entitled to first class air travel for business related travel. The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table.

The Company does not have a formal policy or formula for (i) determining the precise allocation of each compensation element to pay, (ii) allocating between long-term and currently paid out compensation, (iii) allocating between cash and non-cash compensation, or (iv) allocating among different forms of non-cash compensation. As discussed in this “Compensation Discussion and Analysis” section, during the process of setting and allocating the various elements of compensation and when setting the individual components of compensation of our executive officers, the Compensation Committee considers the following:

•	the levels of compensation at a broad range of companies, including companies reflective of the Company’s strategic objectives, size and/or growth profile;

•	the Company’s performance, growth and relative stockholder return;

•	the achievement of specific financial goals;

•	a subjective determination of the executive’s past performance and expected future contributions to the Company;

•	the awards given to the executive in the past; and

•	the rank and responsibility of the executive.

As discussed above under the subheading “The Elements of the Company’s Compensation Program,” the components of the Company’s compensation program consist of: (i) cash consideration, which includes base salary and target performance incentive compensation, (ii) equity-based consideration, which includes incentive stock options, nonqualified stock options, restricted stock and cash bonuses issued under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, and/or the Company’s 2009 Stock Incentive Plan, as applicable, and (iii) perquisites and other personal and additional benefits. Base salary, which is paid in cash, is fixed compensation in that it does not vary based on performance. Target performance incentive compensation is variable compensation in that it varies based upon performance against prescribed goals. Equity-based consideration, other than cash bonuses, issued under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended, and/or the Company’s 2009 Stock Incentive Plan, as applicable, are long-term incentives. The Company believes that a significant portion of executive compensation should be in target performance incentive compensation and equity-based consideration when compared to base salary. In addition, the Company believes that, in order to link management’s compensation to the Company’s success in creating value for its stockholders and to reward appropriately for superior performance, our Named Executive Officers should have a greater percentage of their total compensation in incentive or variable compensation and that for other executives, a significant, but lower, portion of their total compensation should be in incentive or variable compensation. This belief is illustrated by the component elements of compensation for our Named Executive Officers as set forth in the Summary Compensation Table below.

Accounting and Tax Considerations

The Committee generally seeks to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent deemed practicable, with respect to options and annual and long-term incentive programs in order to avoid losing the deduction for non-performance based compensation in excess of $1 million paid to one or more of the Named Executive Officers. The Committee has generally structured the Company’s compensation plans to include performance metrics with the objective that amounts paid under those plans and arrangements are tax deductible, including by having those plans approved by the Company’s Stockholders. However, in renewing the expiring employment agreements for Messrs. Franklin and Lillie in 2009, the Committee determined it to be in the best interest of the Company to make minimal changes to the existing agreements and did not attempt to make more extensive changes in order to structure the compensation in accordance with Section 162(m) of the Code in light of the Company’s large net operating loss carry-forwards and the fact that the Company does not pay a material amount of cash taxes in the United States for U.S. federal income tax purposes. The Company has and may in the future determine to award compensation or modify compensation for any of the Named Executive Officers in a manner that does not meet the requirements of Section 162(m) of the Code when it deems it appropriate to achieve its compensation and other objectives or in the best interest of the Company.

We provide Messrs. Franklin, Ashken and Lillie with change of control provisions pursuant to their amended and restated employment agreements. Such agreements provide for tax protection in the form of a gross up payment to reimburse the executive for any excise tax under Section 4999 of the Code as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 of the Code imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G of the Code disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. A payment as a result of a change of control must exceed 3 times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for Messrs. Franklin, Ashken and Lillie is consistent with market practice, is a valuable executive talent retention incentive, and is consistent with the objectives of our overall executive compensation program.

Policy on Stock Trading and Hedging

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the company’s securities. This prohibition includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive’s risk inherent in owning our stock, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to certain Named Executive Officers that is not available to all salaried members. Such compensation is payable pursuant to separately negotiated employment arrangements between such Named Executive Officers and the Company. Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”

Role of Executive Officers in Compensation Decisions

The Committee determines the total compensation of our CEO and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Generally, our CEO makes recommendations to the Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our CEO, CFO and Senior Vice President of Human Resources and Corporate Risk, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for other key employees. These proposals may be made on the initiative of the executive officers or upon the request of the Committee. In addition, our internal human resources personnel have met with the Committee to present topical issues for discussion and education as well as specific recommendations for review. Certain executive officers, including the Chairman and CEO and the Vice Chairman and CFO, attend a portion of most regularly scheduled Committee meetings, excluding executive sessions. The Committee may also obtain input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation-consulting firms regarding matters under consideration. The Committee has delegated to management certain responsibilities related to employee benefit matters. The Committee has formed two management committees that (i) oversee the investment of retirement plan assets and savings plan investment funds and (ii) administer benefit plans for employees. These committees are made up of the Company’s employees and report to the Committee periodically.

Summary

The Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the long-term market value of our Common Stock. The tables in this Executive Compensation section reflect the compensation structure established by the Committee.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company’s chief executive officer, chief financial officer and three other executive officers of the Company whose annual salary and bonus during fiscal 2009 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)		Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
Martin E. Franklin (6) Chairman and Chief Executive Officer	2009	$1,975,688	$3,399,064		$12,135,721	$—	$2,075,625	$—	$347,574	$19,933,672
	2008	1,998,750	1,499,688		—	—	—	—	481,013	3,979.451
	2007	1,950,000	2,888,400		15,600,900	—	1,872,000	—	546,076	22,857,376

Ian G.H. Ashken (7) Vice Chairman and Chief Financial Officer	2009	911,856	1,591,875		5,894,150	—	957,981	—	185,731	9,541,593
	2008	922,500	705,625		—	—	—	—	307,756	1,935,881
	2007	900,000	1,333,500		6,443,850	—	864,000	—	240,202	9,781,552

James E. Lillie (8) President and Chief Operating Officer	2009	643,366	1,088,157		3,320,189	—	675,909	—	48,643	5,776,264
	2008	650,875	792,519	(11)	—	—	—	—	33,088	1,476,482
	2007	635,000	300,000		2,713,200	—	609,000	—	27,650	4,284,850

Richard T. Sansone (9) Senior Vice President and Chief Accounting Officer	2009	373,846	225,000		1,181,751	151,128	373,846	—	2,421	2,307,992
	2008	360,000	140,000		—	375,000	—	—	2,553	877,553
	2007	340,000	—		415,840	—	261,120	—	1,810	1,018,770

Patricia J. Gaglione (10) Senior Vice President, Business Operations and Supply Chain	2009	273,635	135,000		824,320	113,965	224,308	—	4,265	1,575,493
	2008	270,000	175,000		—	163,125	—	—	10,752	618,877
	2007	235,000	143,500		271,200	—	150,000	—	8,717	808,417

(1)	Messrs. Franklin, Ashken and Lillie agreed to forego their contractual annual CPI increase of 2.25% as well as take a 5% reduction to their bi-weekly gross pay as of December 31, 2008. Based on a bi-weekly pay schedule, once every eleven years, the Company has 27 pay periods. This occurred in 2009.

(2)	The amounts shown in the Bonus column include discretionary based bonuses, but exclude performance based bonuses paid under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended.

(3)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions of the relevant assumptions, see Note 13 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2010; Note 13 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on February 23, 2009; and Note 13 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual

Report on Form 10-K filed with the SEC on February 25, 2008. The Stock Awards compensation amounts for 2007 reflect shares valued between $24.76 per share and $39.93 per share. Additionally, amounts shown in the Stock Awards column for 2009 also include cash payments of $962,421 and $137,489 for Messrs. Franklin and Lillie, respectively, that were made in lieu of the additional shares of restricted stock because the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, to grant the number of shares of restricted stock required to be granted to Messrs. Franklin and Lillie in 2009.

(4)	The performance based bonuses listed for 2007 were earned in 2007 and paid to the Named Executive Officers in February of 2008, under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended. The performance based bonuses listed for 2009 were earned in 2009 and paid to the Named Executive Officers in March of 2010, under the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended. Based on a bi-weekly pay schedule, once every eleven years, the Company has 27 pay periods. This occurred in 2009.

(5)	The amounts shown in the “All Other Compensation” column for 2009 are comprised as follows:

Mr. Franklin—Company-provided life insurance and long-term disability premiums, $2,979; imputed taxable income on individual life and disability policies, $117,442; the Company’s discretionary contribution on the employee’s 401(k), $2,450; personal use of the Company aircraft to which Mr. Franklin is entitled under his employment agreement, valued at the incremental cost of such use to the Company, $151,568; financial consulting fees paid by the Company, $50,000; and health costs not covered under a Company provided health insurance policy, $23,135. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Ashken—Company-provided life insurance and long-term disability premiums, $2,979; personal use of the Company aircraft, valued at the incremental cost of such use to the Company in excess of amounts pre-paid by Mr. Ashken for such use pursuant to the terms of his employment agreement, $79,346; imputed taxable income on individual life and disability policies, $93,956; the Company’s discretionary contribution on the employee’s 401(k), $2,450; and financial consulting fees paid by the Company, $7,000. We valued the incremental cost of the aircraft using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing, parking and handling fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

Mr. Lillie—Company-provided life insurance and long-term disability premiums, $2,979; personal use of the Company aircraft, valued at the incremental cost of such use to the Company in excess of amounts pre-paid by Mr. Lillie for such use, $22,096; imputed taxable income on individual life and disability policies, $21,118; and the Company’s discretionary contribution on the employee’s 401(k), $2,450.

Mr. Sansone—Company-provided life insurance and long-term disability premiums, $2,421.

Ms. Gaglione—Company-provided life insurance and long-term disability premiums, $1,815; and the Company’s discretionary contribution on the employee’s 401(k), $2,450.

(6)	Mr. Franklin was appointed Chairman and Chief Executive Officer in September 2001. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Franklin. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January, March and December 2009. See “Employment Agreements,” below.

(7)	Mr. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary in September 2001. Effective as of February 15, 2007, Mr. Ashken is no longer Secretary of the Company. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Ashken. This agreement was amended and restated effective October 1, 2003. This agreement was further amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January and December 2009. See “Employment Agreements,” below.

(8)	Mr. Lillie joined the Company as Chief Operating Officer in August 2003 and assumed the additional title and responsibilities of President effective January 2004. The Company entered into an employment agreement with Mr. Lillie effective August 4, 2003. This agreement was amended and restated in January 2005, amended and restated in May 2007, amended in November 2007 and amended in January, March and December 2009. See “Employment Agreements,” below.

(9)	Mr. Sansone was appointed Senior Vice President and Chief Accounting Officer of the Company in July 2006. The Company entered into an employment agreement with Mr. Sansone effective May 24, 2007. This agreement was amended in November 2007. See “Employment Agreements,” below.

(10)	Ms. Gaglione was appointed Senior Vice President, Business Operations and Supply Chain in January 2009.

(11)	Includes a payment of a $304,800 discretionary bonus for performance in 2007, but paid to Mr. Lillie in 2008.

Grants of Plan-Based Awards

The following table contains certain information regarding grants of plan-based awards in fiscal year 2009 to each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Martin E. Franklin	1/13/09	0	987,844	1,975,688	—	—	—	160,000	(2)(4)	—		$—	$1,758,400
	12/15/09	—	—	—	—	—	—	330,000	(3)	—		—	9,414,900

Ian G.H. Ashken	1/13/09	0	455,928	811,856	—	—	—	95,000	(2)	—		—	1,044,050
	12/15/09	—	—	—	—	—	—	170,000	(3)	—		—	4,850,100

James E. Lillie	1/13/09	0	321,683	643,683	—	—	—	30,000	(2)(4)	—		—	329,700
	12/15/09	—	—	—	—	—	—	100,000	(3)	—		—	2,853,000

Richard T. Sansone	07/15/09	0	186,923	373,846	—	—	—	—		15,250	(2)	20.27	151,128
	07/15/09	—	—	—	—	—	—	21,300	(3)	—		—	431,751
	10/28/09	—	—	—	—	—	—	30,000	(3)	—		—	750,000

Patricia J. Gaglione	07/15/09	0	108,000	216,000	—	—	—	—		11,500	(2)	20.27	113,965
	07/15/09	—	—	—	—	—	—	16,000	(3)	—		—	324,320
	10/28/09	—	—	—	—	—	—	20,000	(3)	—		—	500,000

(1)	These columns reflect threshold, target and maximum payout levels under our Amended and Restated 2003 Stock Incentive Plan, as amended, for 2009 performance. The actual amount earned by each Named Executive Officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information about our Amended and Restated 2003 Stock Incentive Plan, as amended, is included in the Compensation Discussion Analysis section of this Proxy Statement.

(2)	Grant was issued from the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended.

(3)	Grant was issued from the Company’s 2009 Stock Incentive Plan.

(4)	Since the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, to grant the number of shares of restricted stock required to be granted to Messrs. Franklin and Lillie, the Company has agreed to award to Messrs. Franklin and Lillie a cash payment of $962,421 and $137,489, which represents the value of the shares of restricted stock not issued to them as set forth in their restricted stock and amendment agreements dated January 13, 2009, and amended on March 27, 2009.

In 2009, the Company granted stock option awards to Mr. Sansone and Ms. Gaglione, but not to other Named Executive Officers. Mr. Sansone does not have equity-based compensation provisions in his employment agreement, and, therefore he, along with Ms. Gaglione, were considered by the Compensation Committee for grants of stock-based awards, including stock options, in 2009 in connection with the Company’s annual routine equity grant to employees of the Company which is consistent with the Company’s equity compensation philosophy. The Compensation Committee awarded Mr. Sansone and Ms. Gaglione stock options that were granted at fair market value and vest and become exercisable in equal installments over a three year period, commencing on the date of grant.

The other Named Executive Officers, Messrs. Franklin, Ashken and Lillie, received restricted stock awards in accordance with the terms of their employment agreements. Messrs. Franklin, Ashken and Lillie received additional restricted stock awards in 2009 to reflect their outstanding leadership of the Company during fiscal year 2009 as evidenced by their strategic actions taken to outperform its competitors and excellent performance achieved in an extraordinary economic environment, combined with timely and successful completion of capital market activities. Mr. Sansone and Ms. Gaglione received additional restricted stock awards in 2009 to reflect certain increased roles and responsibilities that each of Mr. Sansone and Ms. Gaglione had in the Company’s Outdoor Solutions segment in connection with the restructuring of the management of such segment in fiscal year 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin E. Franklin	141,577	—	—	$8.60	07/02/2012	—	—	$230,000	$7,109,300
	231,003	—	—	8.60	07/02/2012	—	—	—	—
Ian G.H. Ashken	170,440	—	—	8.60	07/02/2012	—	—	95,000	2,936,450
	61,497	—	—	8.60	07/02/2012	—	—	—	—
James E. Lillie	225,000	—	—	12.67	08/08/2013	—	—	40,000	1,236,400
	37,500	—	—	18.89	01/02/2014	—	—	—	—
Richard T. Sansone	16,667	33,333	—	21.05	07/24/2015	30,000	927,300	21,300	658,383
	—	15,250	—	20.27	7/15/2016	—	—	—	—
Patricia J. Gaglione	5,836	—	—	33.07	06/09/2012	20,000	618,200	16,000	494,560
	5,414	—	—	33.07	06/09/2012	—	—	—	—
	7,250	14,500	—	21.05	07/24/2015	—	—	—	—
	—	11,500	—	20.27	7/15/2016	—	—	—	—

(1)	The options granted vest and become exercisable in equal installments over a three year period, commencing on the date of grant.

(2)	Mr. Sansone: The restricted share awards vest ratably over a three year period on each anniversary date beginning on October 28, 2010 now that the EBITDA performance target has been achieved.

Ms. Gaglione: The restricted share awards vest ratably over a three year period on each anniversary date beginning on October 28, 2010 now that the EBITDA performance target has been achieved.

(3)	Mr. Franklin: The restrictions lapse on Mr. Franklin’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Mr. Ashken: The restrictions lapse on Mr. Ashken’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Mr. Lillie: The restrictions lapse on Mr. Lillie’s restricted shares on the date that the average closing price on the NYSE (or such other national securities exchange on which the common stock may then be traded) for any period of five consecutive trading days equals or exceeds $48.70 per share.

Mr. Sansone: The restrictions lapse on 21,300 shares if the Company’s As Adjusted EBITDA equals or exceeds $1.8 billion for the January 2, 2009 through January 1, 2012 period. Ms. Gaglione: The restrictions lapse on 16,000 of Ms. Gaglione’s restricted shares if the Company’s As Adjusted EBITDA equals or exceeds $1.8 billion for the January 2, 2009 through January 1, 2012 period.

Option Exercises and Stock Vested During Fiscal 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin E. Franklin	752,420	$15,645,840	490,000	$11,616,500
Ian G.H. Ashken	105,563	1,922,302	265,000	6,157,300
James E. Lillie	—	—	130,000	3,265,800
Richard T. Sansone	—	—	—	—
Patricia J. Gaglione	—	—	—	—

Pension Benefits – Fiscal 2009

Our Named Executive Officers received no benefits in fiscal 2009 from the Company under defined pension or defined contribution plans other than our tax-qualified 401(k) plan.

Non-Qualified Deferred Compensation

Our Named Executive Officers received no benefits in fiscal 2009 from the Company under non-qualified deferred compensation plans other than our tax-qualified 401(k) Plan.

Compensation Committee Report

The Company’s Compensation Committee of the Board (the “Compensation Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Respectfully submitted.	Compensation Committee
Robert L. Wood, Chairman
Irwin D. Simon, Vice Chairman
René-Pierre Azria
Michael S. Gross

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference in to any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, the Compensation Committee was comprised of Messrs. Wood (Chairman), Simon (Vice Chairman), Azria and Gross.

No member of the Compensation Committee during 2009 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

Employment Agreements

Martin E. Franklin, Ian G.H. Ashken and James E. Lillie

The Company’s amended and restated employment agreement with Martin E. Franklin, dated as of May 24, 2007, as amended, provides for his employment as Chairman and Chief Executive Officer of the Company through December 31, 2012, subject to certain termination rights and renewal provisions. Mr. Franklin’s employment agreement provides that he will receive an annual base salary of at least $1,950,000, subject to an annual increase at least equal to the change in Consumer Price Index, although for fiscal year 2009, Mr. Franklin volunteered to be paid approximately 7.5% less than his contractual base salary in recognition of the then recessionary macroeconomic environment and its impact on the Company. In addition, Mr. Franklin is entitled to receive an operating bonus of up to 50% of base compensation each year for achieving the Company’s earnings per share budget or up to 100% of base compensation each year for achieving earnings per share equal to the performance target set by the Committee for payment of maximum bonus of the Company’s employees generally, in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2009, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Franklin is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. For a description of the performance-based discretionary bonus for 2009, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Franklin’s employment agreement, Mr. Franklin shall be entitled to receive an annual grant of 230,000 shares of restricted stock in 2009, 2010 and 2011 and 300,000 shares of restricted stock in 2012 pursuant to the Company’s stock incentive plan, with the vesting restrictions and terms set forth below. On January 13, 2009, the grant for 2009 was awarded and Mr. Franklin received 160,000 shares of restricted stock because the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended, to grant the number of shares of restricted stock required to be granted to Mr. Franklin in 2009 (the “Franklin 2009 Grant”), subject to the vesting restrictions set forth below. In lieu of the additional 70,000 shares of restricted stock to be granted to Mr. Franklin, the Company has agreed to award to Mr. Franklin a cash payment in an amount equal to the value of the shares of restricted stock not issued to him, as further set forth in the restricted stock and amendment agreement dated January 13, 2009, and amended on March 27, 2009. On January 5, 2010, the grant for 2010 was awarded and Mr. Franklin received 230,000 shares of restricted stock subject to the vesting restrictions set forth below (the “Franklin 2010 Grant”). Mr. Franklin’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Franklin’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and, for security purposes, use of private aircraft transportation for all travel, at the Company’s expense. The Company shall also bear expenses for Mr. Franklin’s personal use of private aircraft transportation that does not exceed 75 hours in any calendar year. In addition, the agreement requires the Company to provide Mr. Franklin with $10 million of life insurance. Mr. Franklin shall also be entitled to, if for any reason Mr. Franklin shall not be covered by a health insurance policy of the Company, an annual medical, dental, vision care and other health care allowance of up to $30,000 for unreimbursed expense incurred by Mr. Franklin or any of his immediate family members.

The Company’s amended and restated employment agreement with Ian G.H. Ashken, dated as of May 24, 2007, as amended, provides for his employment as Vice Chairman and Chief Financial Officer of the Company through December 31, 2012, subject to certain termination rights and renewal provisions. Mr. Ashken’s employment agreement provides that he will receive an annual base salary of $900,000, subject to an annual increase at least equal to the change in Consumer Price Index, although for fiscal year 2009, Mr. Ashken volunteered to be paid approximately 7.5% less than his contractual base salary in recognition of the then recessionary macroeconomic environment and its impact on the Company. In addition, Mr. Ashken is entitled to receive an operating bonus of up to 50% of base compensation each year for achieving the Company’s earnings per share budget or up to 100% of base compensation each year for achieving earnings per share equal to the performance target set by the Committee for payment of maximum bonus of the Company’s employees generally, in each case based on the annual budget approved by the Board of Directors. For a description of the performance targets established by the Board of Directors for 2009, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Ashken is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. For a description of the performance-based discretionary bonus for 2009, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Ashken’s employment agreement, Mr. Ashken shall be entitled to receive an annual grant of 95,000 shares of restricted stock in 2009, 2010 and 2011 and 135,000 shares of restricted stock in 2012 pursuant to the Company’s stock incentive plan, with the vesting restrictions and terms set forth below. On January 13, 2009, the grant for 2009 was awarded and Mr. Ashken received 95,000 shares of restricted stock (the “Ashken 2009 Grant”), subject to the vesting restrictions set forth below. On January 5, 2010, the grant for 2010 was awarded and Mr. Ashken received 95,000 shares of restricted stock subject to the vesting restrictions’ set forth below (the “Ashken 2010 Grant”). Mr. Ashken’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Ashken’s employment agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and use of any airplanes that the Company owns or is entitled to use at the actual (if determinable) or estimated direct cost of such use. In addition, the agreement requires the Company to provide Mr. Ashken with $6 million of life insurance.

Each of Messrs. Franklin’s and Ashken’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and during the greater of (i) a period of three years after any termination of Mr. Franklin’s or Mr. Ashken’s employment or (ii) any period thereafter during which Mr. Franklin or Mr. Ashken continues to receive benefits under the employment agreement, other than in cases of a termination by the Company without cause, by Mr. Franklin or Mr. Ashken with good reason, or if Mr. Franklin’s or Mr. Ashken’s employment is not renewed. For a description of any amount to be received by Messrs. Franklin and Ashken in the event their employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

The Company’s amended and restated employment agreement with James E. Lillie, dated as of May 24, 2007, as amended, provides for his employment as President and Chief Operating Officer of the Company through December 31, 2012, subject to certain termination rights and renewal provisions. Mr. Lillie’s employment agreement provides that he will receive an annual base salary of $750,000 per year, subject to an annual increase at least equal to the change in the Consumer Price Index, although for fiscal year 2009, Mr. Lillie volunteered to be paid approximately 7.5% less than his contractual base salary in recognition of the then recessionary macroeconomic environment and its impact on the Company. In addition, Mr. Lillie is entitled to receive an operating bonus of up to 50% of base compensation in each year if the Company achieves the Company’s budgeted earnings per share target for such year as approved by the Board of Directors and up to 100% of base compensation in each year if the Company achieves earnings per share equal to the performance target set by the Committee for payment of maximum bonus to the Company’s employees generally. For a description of the performance targets established by the Board of Directors for 2009, see the “Compensation Discussion and Analysis” section above. In addition, Mr. Lillie is eligible for a performance-based discretionary bonus related to other corporate activity undertaken by the Company of up to 50% of base compensation each year, at the discretion of the Board or Compensation Committee. For a description of the performance-based discretionary bonus for 2009, see the “Compensation Discussion and Analysis” section above. Pursuant to Mr. Lillie’s employment agreement, Mr. Lillie shall be entitled to receive an annual grant of 40,000 shares of restricted stock in 2009, 2010 and 2011 and 65,000 shares of restricted stock in 2012 pursuant to the Company’s stock incentive plan, with the vesting restrictions and terms set forth below. On January 13, 2009, the grant for 2009 was awarded and Mr. Lillie received 30,000 shares of restricted stock because the Company did not have sufficient shares pursuant to the Amended and Restated 2003 Stock Incentive Plan, as amended to grant the number of shares of restricted stock required to be granted to Mr. Lillie in 2009 (the “Lillie 2009 Grant”), subject to the vesting restrictions set forth below. In lieu of the additional 10,000 shares of restricted stock to be granted to Mr. Lillie, the Company has agreed to award to Mr. Lillie a cash payment in an amount equal to the value of the shares of restricted stock not issued to him, as further set forth in the restricted stock and amendment agreement dated January 13, 2009, and amended on March 27, 2009. On January 5, 2010, the grant for 2010 was awarded and Mr. Lillie received 40,000 shares of restricted stock subject to the vesting restrictions set forth below (the “Lillie 2010 Grant”). Mr. Lillie will receive a prescribed severance pay amount if he is terminated without cause or suffers a specified disability. Mr. Lillie’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. In addition, the employment agreement requires the Company to reimburse Mr. Lillie up to $25,000 per year for the cost of premiums for life insurance for the benefit of Mr. Lillie. Mr. Lillie’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Lillie’s employment. For a description of any amount to be received by Mr. Lillie in the event his employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

On November 7, 2007, the Company entered into an equity vesting lock-up and amendment agreement with each of Messrs. Franklin, Ashken and Lillie amending their respective employment agreements, which restrict until November 7, 2012, Messrs. Franklin, Ashken and Lillie from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of the restricted stock granted to Messrs. Franklin, Ashken and Lillie granted under such agreements, without prior written consent of the Company, except as set forth below. Notwithstanding the foregoing, each of Messrs. Franklin, Ashken and Lillie shall generally be entitled to sell up to but no more than 20% of such shares of such stock in any calendar year during the period from January 1, 2008 through December 31, 2012 and as fully set forth in such agreements. Each of Messrs. Franklin, Ashken and Lillie shall be entitled to sell all of such stock at any time on or after January 1, 2013, subject to applicable law, regulation or stock exchange rule. The foregoing restrictions on transfer shall lapse upon the first to occur of (i) a termination of employment with the Company, (ii) a change of control of the Company and/or (iii) a tender for all of the Company’s issued and outstanding shares of common stock.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that the restrictions on any remaining awards of restricted stock granted to Messrs. Franklin, Ashken and Lillie will lapse based on achievement of a target appreciation in the stock price of the common stock of the Company set by the Compensation Committee at the time of the grant as follows: (i) the vesting target shall be achieved on the date that the average closing price of the Company’s Common Stock for any five consecutive trading days equals or exceeds a price representing an increase over the closing price on the last trading day of the prior calendar year at least equal to the target stock price appreciation percentage set by the Compensation Committee of the Company’s Board of Directors (up to certain maximums set forth in the respective employment agreements), or (ii) the date there is a change of control (as defined in the respective employment agreements) of the Company prior to achievement of the vesting targets for each annual grant. Upon satisfaction of the conditions and the lapsing of the restrictions on each grant of restricted stock, the executive shall be entitled to sell only 20% (but not more than 20%) of such vested shares in any calendar year ending prior to January 1, 2012, provided that executive shall be entitled to sell all such vested shares at any time on or after January 2012. The foregoing 20% limitation shall lapse upon a change of control of the Company.

Each of Messrs. Franklin’s, Ashken’s and Lillie’s employment agreements provides that if it shall be determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to Messrs. Franklin, Ashken or Lillie or for any of their respective benefits (whether paid or payable or distributed or distributable) pursuant to the terms of their respective employment agreements or otherwise (a “Payment”) would be subject, in whole or in part, to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Messrs. Franklin, Ashken or Lillie shall be entitled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount such that the net amount of the Payment and the Gross-Up Payment retained by Mr. Franklin, Mr. Ashken or Mr. Lillie after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the Payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment.

In accordance with the terms of the Franklin 2009 Grant, the Ashken 2009 Grant and the Lillie 2009 Grant, the restrictions on the shares will lapse on the earlier to occur of: (i) the last day of any five consecutive trading day period during which the average closing price of the Company’s common stock on the New York Stock Exchange (or such other securities exchange on which the Company’s common stock may then be traded) equals or exceeds twelve dollars and eighty eight cents ($12.88), or 12% above the closing stock price on December 31, 2008, the maximum percentage allowed under Messrs. Franklin’s, Ashken’s and Lillie’s respective employment agreements, or (ii) the date there is a Change in Control of the Company (as defined in their respective employment agreements). The vesting requirement on the Franklin 2009 Grant, the Ashken 2009 Grant and the Lillie 2009 Grant have been satisfied pursuant to their terms.

In accordance with the terms of the Franklin 2010 Grant, the Ashken 2010 Grant and the Lillie 2010 Grant, the restrictions on the shares will lapse on the earlier to occur of: (i) the last day of any five consecutive trading day period during which the average closing price of the Company’s common stock on the New York Stock Exchange (or such other securities exchange on which the Company’s common stock may then be traded) equals or exceeds thirty four dollars ($34.00), which is 10% above the closing stock price on December 31, 2009, or (ii) the date there is a Change in Control of the Company (as defined in their respective employment agreements).

Richard T. Sansone

The Company’s employment agreement with Richard T. Sansone, dated as of May 24, 2007, as amended, provides for an initial two-year term subject to successive one-year renewal terms, such renewal terms to be automatic unless either party gives prior written notice of non-renewal. Under the employment agreement, Mr. Sansone currently receives an annual base salary of $369,000, as well as a bonus package based on the Company’s performance. Mr. Sansone voluntarily agreed to accept a 5% pay decrease for the first six months of the 2009 fiscal year from the base rate of pay in effect for Mr. Sansone as of December 31, 2008 in recognition of the then recessionary macroeconomic environment and its impact on the Company. Mr. Sansone’s employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

Mr. Sansone’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Sansone’s employment. For a description of any amount to be received by Mr. Sansone in the event his employment is terminated or due to a change of control of the Company, see the Section titled “Potential Payments on Termination or Change of Control.”

On November 7, 2007, the Company entered into an equity vesting lock-up and amendment agreement with Mr. Sansone amending his employment agreement in which the Company agreed to accelerate the vesting of 29,000 shares of restricted stock previously granted to Mr. Sansone. Pursuant to such equity vesting lock-up and amendment agreement, Mr. Sansone is prohibited until November 7, 2012, from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of such stock without prior written consent of the Company, except as set forth below. Notwithstanding the foregoing, Mr. Sansone shall generally be entitled to sell up to but no more than 20% of such shares of such stock in any calendar year during the period from January 1, 2008 through December 31, 2012 and as fully set forth in the equity vesting lock-up and amendment agreement. Mr. Sansone shall be entitled to sell all of such stock at any time on or after January 1, 2013, subject to applicable law, regulation or stock exchange rule.

Potential Payments Upon Termination or Change of Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or our change of control or a change in the Named Executive Officer’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a Named Executive Officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which are available generally to all salaried employees. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing market price as of that date is $30.91. The description set forth below provides estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment; however, in the event of an executive’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Martin E. Franklin and Ian G.H. Ashken: Benefits Payable Upon Early Termination; Change of Control.

If (1) an early termination of the employment period of Mr. Franklin or Mr. Ashken occurs pursuant to (a) a termination on account of executive’s death, (b) a termination due to executive’s Disability (as defined below), (c) a Termination for Cause (as defined below), (d) a Termination Without Cause (as defined below), (e) a Termination for Good Reason (as defined below) or (f) a Termination Not for a Good Reason (as defined below), or (2) following a Change of Control (as defined below) of the Company after which the executive remains employed by the Company or its successor under the terms of his current employment agreement, Mr. Franklin or Mr. Ashken (or, in the event of his death, his respective surviving spouse, if any, or his respective estate) shall be paid the following:

Martin E. Franklin

Payment upon Separation	Death on 12/31/09	Disability on 12/31/09	For Cause Termination on 12/31/09	Termination Without Cause on 12/31/09	Termination for Good Reason on 12/31/09	Termination Not for Good Reason on 12/31/09	Change of Control on 12/31/09 where executive stays employed with the Company	Termination due to a Change of Control on 12/31/09
Earned Salary (1)	$29,269	$29,269	$29,269	$29,269	$29,269	$29,269	$—	$29,269
Severance Benefits (2)	11,702,029	—	—	6,888,827	6,888,827	—	—	16,515,231
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	7,739,453	7,739,453	—	7,739,453	7,739,453	—	30,600,900	31,231,053
Parachute Tax Gross-Up Payment	—	—	—	—	—	—	—	—

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)	Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) the executive’s accrued annual bonus through the date of termination. Assumes a base salary of $1,902,514 and an average annual bonus over the preceding two years to be $2,910,688.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within 10 days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards set forth in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; and

b.	Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six (6) months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans; and

c.	Executive will be entitled to continued personal use of the Company owned or leased aircraft, not to exceed 75 hours in any calendar year, at the Company’s sole cost and expense until the third anniversary of executive’s termination of employment; provided, that, at executive’s option, in lieu of the foregoing use of the aircraft, executive will be entitled to purchase any Company-owned aircraft from the Company within 75 days of executive’s termination of employment at its value for federal income tax purposes as of the time of such termination of employment. Notwithstanding the foregoing, if the executive is a “specified employee” within the meaning of Section 409A of the Code at the time of his termination of employment, the executive may not use the Company’s aircraft during the six-month period beginning on the date of such termination of employment.

The aforementioned calculation assumes that all of Mr. Franklin’s restricted shares (990,000 shares) will automatically vest at a closing market price on December 31, 2009 of $30.91 for a value of $30,600,900. Annual medical and dental insurance premiums are assumed to be $15,951.

Mr. Franklin is entitled to tax gross-up payments following a Change of Control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed Change of Control and termination on December 31, 2009, the payments that Mr. Franklin would receive would not trigger a tax gross-up payment.

Ian G.H. Ashken

Payment upon Separation	Death on 12/31/09	Disability on 12/31/09	For Cause Termination on 12/31/09	Termination Without Cause on 12/31/09	Termination for Good Reason on 12/31/09	Termination Not for Good Reason on 12/31/09	Change of Control on 12/31/09 where executive stays employed with the Company	Termination due to a Change of Control on 12/31/09
Earned Salary (1)	$13,509	$13,509	$13,509	$13,509	$13,509	$13,509	$—	$13,509
Severance Benefits (2)	5,414,097	—	—	3,186,039	3,186,039	—	—	7,655,664
Vested Benefits (3)	—	—	—	—	—	—	—	—
Additional Termination Benefits (4)	2,984,303	2,984,303	—	2,984,303	2,984,303	—	12,982,200	13,030,053
Parachute Tax Gross-Up Payment	—	—	—	—	—	—	—	—

(1)	Earned Salary means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends.

(2)

Severance Benefits means an amount equal to (A) three times (two times in the case of termination due to death) executive’s annualized Base Salary in effect on the date of termination, plus (B) three times (two times in the case of termination due to death) the average annual bonus to the executive over the two immediately preceding fiscal years, plus (C) the executive’s accrued annual bonus through the date of termination. Assumes a base salary of $878,083 and an average annual bonus over the preceding two years to be $1,349,975.

(3)	Vested Benefits means amounts which are vested or which executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by executive of further services or the resolution of a contingency.

(4)	Additional Termination Benefits means:

a.	(A) All of the executive’s benefits accrued under the employee option, pension, retirement, savings and deferred compensation plans of the Company shall become vested in full (other than with respect to the unvested stock options, restricted stock and other equity or equity-based awards which terms are set forth below); provided, however, that to the extent such accelerated vesting of benefits cannot be provided under one or more of such plans consistent with applicable provisions of the Code, such benefits shall be paid to the executive in a lump sum within 10 days after termination of employment outside the applicable plan; and (B) (x) except in the case of a termination of executive’s employment due to executive’s death or Disability, each of the annual restricted stock awards set forth in executive’s employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved, and (y) any and all unvested stock options, restricted stock and other equity or equity-based awards shall immediately vest as of the end of the employment period; and

b.	Executive (and his dependents, if any) will be entitled to continue participation in all of the Company’s medical, dental and vision care plans (the “Health Benefit Plans”), for the period for which the executive could elect COBRA continuation coverage under the Health Benefit Plans as a result of his termination of employment; provided that executive’s participation in the Company’s Health Benefit Plans shall cease on any earlier date that executive (and his dependents, if any) becomes eligible for comparable benefits from a subsequent employer. In addition, except in the case of termination due to death, executive will be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, the executive is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of six (6) months following such termination of employment. The amount of such payment shall be the actuarially determined value of the cost of coverage under the Company’s medical, dental and vision care plans for a period equal to the difference between 36 months and the period for which the executive could elect COBRA continuation coverage under such plans.

The aforementioned calculation assumes that all of Mr. Ashken’s restricted shares (420,000 shares) will automatically vest at a closing market price on December 31, 2009 of $30.91 for a value of $12,982,200. Annual medical and dental insurance premiums are assumed to be $15,951.

Mr. Ashken is entitled to tax gross-up payments following a change of control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed change of control and termination on December 31, 2009, the payments that Mr. Ashken would receive would not trigger a tax gross-up payment.

In connection with the payments set forth above for Messrs. Franklin and Ashken, Earned Salary shall be paid in cash in a single lump sum as soon as practicable following the end of the employment period, but in no event more than 10 days thereafter; provided, that if executive’s termination is in conjunction with a Change of Control, executive shall be paid his Earned Salary on the earlier to occur of (a) five (5) days after the effective date of executive’s termination and (b) on the date of such Change of Control. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Additional Termination Benefits shall be provided or made available at the times specified above as to each such Additional Termination Benefit. Unless otherwise specified, Severance

Benefits shall be paid in a single lump sum cash payment as soon as practicable, but in no event later than 10 days after the executive’s termination; provided, that (i) if executive’s termination is in conjunction with a Change of Control, executive shall be paid his Severance Benefits on the earlier to occur of (a) five (5) days after the effective date of executive’s termination and (b) on the date of such Change of Control, and (ii) if executive is a “specified employee” within the meaning of Section 409A of the Code, at the time of his termination of employment, then (1) on the earlier to occur of (x) five (5) days after the effective date of executive’s termination and (y) on the date of such Change of Control, executive shall be paid Severance Benefits in an amount equal to no more than two times the lesser of (A) the sum of the executive’s annualized compensation based upon the annual rate of pay for services provided to the Company for the year preceding the year in which the executive’s employment terminates or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the executive’s employment terminates, and (2) any remaining Severance Benefits shall be paid six (6) months and one (1) day following his termination of employment.

For purposes of the foregoing description of the benefits payable to Messrs. Franklin and Ashken upon early termination or a change of control, the following terms shall have the following meanings:

“Change of Control of the Company” generally means and shall be deemed to have occurred if (i) any person, other than the Company, is or becomes the “beneficial owner” directly or indirectly, of voting securities representing 50 percent or more of the total voting power of all the then-outstanding voting securities; or (ii) the current members of the Board cease to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, provided, that any such transaction in which the holders of outstanding voting securities immediately prior to the transaction receive, with respect to such voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction shall not be deemed a Change of Control if the voting power of each such continuing holder relative to other such continuing holders not substantially altered in such transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Disability” means long-term disability within the meaning of the Company’s long-term disability plan under which executive is covered at the time of determination.

“Termination for Cause” means a termination of executive’s employment by the Company within 30 days after the occurrence of (i) executive’s conviction of a felony or a crime involving moral turpitude, or (ii) executive’s willful and continued failure to perform the material duties of his position (other than as a result of Disability) if such failure continues for a period of 30 days after executive’s receipt of written notice from the Company specifying the exact details of such alleged failure and such alleged failure has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries.

“Termination for Good Reason” generally means a termination of executive’s employment by executive following (i) a material diminution in executive’s positions, duties and responsibilities, (ii) the removal of executive from his current position, unless mutually agreed upon, (iii) a material reduction in executive’s Base Salary, (iv) a material breach by the Company of any other provision of the employment agreement or (v) a Change in Control of the Company (but in no event later than six months after such Change of Control).

“Termination Not For Good Reason” means any termination of executive’s employment by executive other than Termination for Good Reason or a termination due to executives Disability or death.

“Termination Without Cause” means any termination of executive’s employment by the Company other than a Termination for Cause or a termination due to executive’s Disability.

Messrs. Franklin and Ashken are subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Messrs. Franklin and Ashken are also subject to confidentiality provisions under the terms of their respective employment agreements.

James E. Lillie and Richard T. Sansone: Benefits Payable Upon Early Termination; Change of Control.

James E. Lillie

If Mr. Lillie’s employment were to be terminated by the Company without Cause, or upon Disability, he would be provided a lump sum payment equal to (i) twenty-four months’ base salary at the time of termination and (ii) the greater of (x) twenty-four months’ target bonus which Mr. Lillie would have been entitled to receive for achieving budget for the year in which Mr. Lillie’s employment was terminated and (y) the sum of the actual performance bonuses (excluding discretionary bonuses), if any, paid to Mr. Lillie with respect to the two fiscal years immediately preceding the year in which Mr. Lillie’s employment was terminated. Mr. Lillie is also entitled to the continuation of health insurance and other benefits for the period for which Mr. Lillie could elect COBRA continuation coverage under the Company’s health insurance plans as a result of his termination of employment; plus, the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Lillie. In addition, if Mr. Lillie’s employment is terminated by the Company without Cause, each of the annual restricted stock awards set forth in his employment agreement shall be granted, notwithstanding whether the scheduled grant date has been achieved. Mr. Lillie will also be entitled to receive a cash payment in a lump sum within 10 days after termination of employment, or, if, on the date of such termination of employment, Mr. Lillie is a “specified employee” within the meaning of Section 409A of the Code, on the day after the expiration of 6 months following such termination of employment.

The cash portion of the Severance Amount shall be paid to Mr. Lillie as promptly as practicable after the date of termination and in no event later than 10 days after termination, provided that, if Mr. Lillie is a “specified employee” within the meaning of Section 409A of Code, at the time of his termination of employment, then (1) no later than 10 days after the date of termination, Mr. Lillie shall be paid the cash portion of the severance amount in an amount equal to no more than two times the lesser of (A) the sum of Mr. Lillie’s annualized compensation based upon the annual rate of pay for services provided to the Company for the year preceding the year in which Mr. Lillie’s employment terminates or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Mr. Lillie’s employment terminates, and (2) any remaining severance amount shall be paid 6 months and 1 day following his termination of employment.

Richard T. Sansone

If Mr. Sansone’s employment were to be terminated by the Company without Cause or upon Disability, he would be provided a lump sum payment equal to (i) his annual base salary at the time of termination, plus (ii) one year’s target bonus which Mr. Sansone would be entitled to receive for achieving budget for the year in which his employment was terminated, plus (iii) continuation of medical and dental insurance for one year at the expense of the Company, plus (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Sansone. The cash portion of the severance amount shall be paid to Mr. Sansone as promptly as practicable after the date of termination and in no event later than 10 days after termination.

The following tables show the potential payments upon termination of Messrs. Lillie and Sansone, upon the specified events:

James E. Lillie

Payment upon Separation	Termination Without Cause on 12/31/09	Disability on 12/31/09	Change of Control on 12/31/09 without Termination
Severance Amount	$2,460,674	$2,460,674	$—
Benefits	31,902	31,902	—
Accelerated Vesting of Restricted Shares (Equity Value)	4,481,950	1,236,400	4,481,950
Accelerated Vesting of Stock Options (Equity Value)	—	—	—
Parachute Tax Gross-Up Payment	—	—	—

In connection with the receipt of the payments above, Mr. Lillie is required to enter into a mutual release of claims with the Company following the termination of his employment. Mr. Lillie is also subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Lillie is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume 24 months of annual base salary of $619,537 and an average bonus of $610,800. Benefits assume 24 months of benefits at an annual rate of $15,951 for medical and dental premiums. All of Mr. Lillie’s restricted shares (40,000 shares) would vest at the market closing price on December 31, 2009 of $30.91 for a value of $1,236,400.

Mr. Lillie is entitled to tax gross-up payments following a change of control if his payments trigger an excise tax under Section 280G of the Code. However, based on an assumed change of control and termination on December 31, 2009, the payments that Mr. Lillie would receive would not trigger a tax gross-up payment.

Mr. Lillie has a change of control provision in his employment agreement solely related to his unvested restricted stock awards. Upon change of control, the restrictions on Mr. Lillie’s restricted shares shall lapse and become fully vested.

For purposes of Mr. Lillie’s employment agreement, “Change of Control of the Company” generally means and shall be deemed to have occurred if (i) any person, other than the Company, is or becomes the “beneficial owner,” directly or indirectly, of voting securities representing 50 percent or more of the total voting power of all the then-outstanding voting securities; or (ii) the current members of the Board cease to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, provided, that any such transaction in which the holders of outstanding voting securities immediately prior to the transaction receive, with respect to such voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction shall not be deemed a Change of Control if the voting power of each such continuing holder relative to other such continuing holders not substantially altered in such transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Richard T. Sansone

Payment upon Separation	Termination Without Cause on 12/31/09	Disability on 12/31/09
Severance Amount	$527,000	$527,000
Benefits	15,951	15,951
Accelerated Vesting of Restricted Shares (Equity Value)	1,585,683	1,585,683
Accelerated Vesting of Stock Options (Equity Value) (1)	490,923	490,923

(1)	The amount shown in the table above are the in-the-money value of all outstanding unvested stock options as of December 31, 2009 (calculated on a per share price of $30.91 the closing market price of the Company’s stock on December 31, 2009).

Mr. Sansone is subject to certain non-competition covenants and non-solicitation provisions as further set forth above under the caption titled “Employment Agreements.” Mr. Sansone is also subject to confidentiality provisions under the terms of his employment agreement.

Severance payments assume annual base salary of $351,333 and an annual target bonus of $175,667. Benefits assume one year of benefits at an annual rate of $15,951 for medical and dental premiums.

Mr. Sansone’s employment agreement does not contain any payments to him upon a change of control of the Company.

Equity Compensation Plan Information

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2009:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders:
2009 Stock Incentive Plan	760,100	$20.27	6,139,900
Amended and Restated 2003 Stock Incentive Plan, as amended	3,489,865	22.36	51,276
2003 Employee Stock Purchase Plan	Not Applicable	Not Applicable	—
2001 Stock Option Plan, as amended	328,250	8.07	—
1998 Long-Term Equity Incentive Plan, as amended and restated	177,565	8.56	—
1993 Stock Option Plan	141,577	8.60	—
Equity compensation plans not approved by security holders:
None	Not Applicable	Not Applicable	Not Applicable

Total	4,897,357	$18.90	6,191,176

(1)	The number of securities available for future issuance under the Amended and Restated 2003 Stock Incentive Plan, as amended, consists of 2,922 restricted shares and 48,354 options at December 31, 2009. The number of securities available for future issuance under the 2009 Stock Incentive Plan may consist either entirely of restricted shares and entirely of options, or some mixture of both, at December 31, 2009. For a description of the equity compensation plans above, see Note 13 of Item 8. Financial Statements and Supplementary Data appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard J. Heckmann and K2 Inc.

In 2004, each of K2 Inc. (“K2”), a wholly-owned subsidiary of the Company and Mr. Heckmann acquired a 2.5% interest in Suns Legacy Holdings LLC (“SLH”), an entity that acquired the Phoenix Suns. In 2009, K2 paid a total capital contribution of approximately $248,712 to SLH, pursuant to the terms of the original subscription agreement entered into by K2 with SLH in 2004. The terms of this transaction were negotiated on an arms-length basis and were fair and in the best interests of the Company and K2.

Jonathan Franklin

On January 24, 2005, Jonathan Franklin, who is the brother of Martin E. Franklin, our Chairman and CEO, became an employee of the Company. Mr. Franklin serves as Director, Supply Chain and received total compensation of $161,553 during 2009. In addition, consistent with long-term compensation awarded in 2009 to other key managers of the Company (other than Named Executive Officers), Mr. Franklin was granted the right to receive a cash award of $23,908 in 2012 if the Company achieves certain long-term business objectives. The

Company’s Audit Committee has determined that the terms of Mr. Franklin’s employment were fair and reasonable and no less favorable to the Company than would be obtained in a comparable arms-length transaction with an unaffiliated third party.

ZuitSports, Inc.

On January 13, 2009, K-2 Corporation (“K-2”), a wholly-owned indirect subsidiary of the Company, acquired substantially all of the assets of ZuitSports, Inc., a manufacturer of high-performance apparel, footwear, wetsuits and accessories for multisport athletes (“ZuitSports”), for $2.2 million in cash at closing, plus the potential for additional contingent earn-out consideration of up to an aggregate of $14.4 million payable in either cash or stock of the Company over the four years following the closing. Martin E. Franklin, Ian G.H. Ashken and James E. Lillie, the Company’s Chairman and CEO, Vice Chairman and CFO and Chief Operating Officer, respectively, were shareholders in ZuitSports, owning approximately 20.4%, 1.4% and 2.7%, respectively. In addition, Mr. Franklin was a director of ZuitSports until the closing of the transaction. Additionally, Messrs. Franklin, Ashken and Lillie were guarantors of ZuitSports’ senior credit line, a portion of which was paid down with the cash proceeds from the closing while the remaining $4.3 million balance was paid down with proceeds from the earn-out consideration.

Due to their interests in ZuitSports, Messrs. Franklin, Ashken and Lillie recused themselves from the negotiation of the transaction and any Board discussions regarding the ZuitSports transaction and the Board appointed a special committee comprised entirely of independent directors to evaluate and approve the transaction. The special committee approved the transaction on January 7, 2009, finding that the transaction was negotiated on an arms-length basis and that the terms were fair and in the best interests of the Company and K-2. The special committee determined that because the ZuitSports business rounds out K-2’s seasonal offering of technical sports products, the transaction offered the Company the opportunity for significant growth and synergies within the running, biking and swimming technical footwear and apparel markets. On February 10, 2009, the Company’s Audit Committee reviewed and ratified the transaction, also finding that the terms were fair and reasonable and no less favorable to the Company and K-2 than would be obtained in a comparable arms-length transaction with a third party.

No consideration was distributed by ZuitSports to its shareholders at the closing of the acquisition. However, since the closing, ZuitSports has received earnout consideration in an amount sufficient to pay down in full its senior credit line and, accordingly, the respective guarantees of Messrs. Franklin, Ashken and Lillie have been eliminated. Although Messrs. Franklin, Ashken and Lillie have yet to receive any consideration from the sale, if the earn-out consideration were paid in full, Messrs. Franklin, Ashken and Lillie could be expected to receive up to approximately $2.9 million, $0.2 million and $0.4 million, respectively, as their portion of their pro rata distributions to shareholders of ZuitSports.

Review, Approval or Ratification of Transactions with Related Persons

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.

Our Board and Audit Committee in February 2007 adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under such policies and procedures, our Audit Committee is to review the material facts of all interested transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the interested transactions, subject to certain exceptions set forth below, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Our written policies and procedures do not specifically list other factors to be considered by the Audit Committee when reviewing an interested transaction, but gives the Audit Committee the discretion to consider other factors it deems appropriate.

No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee. If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

Under such policies and procedures, an “interested transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was since the beginning of the last fiscal year for which we have filed on an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role an executive officer, director or nominee for election as a director, any greater than 5% beneficial owner of our common stock, or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The certain exceptions to the Audit Committee’s review of interested transactions are (i) if advance approval of an interested transaction is not feasible, then the interested transaction shall be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting, (ii) interested transactions, even if the aggregate amount involved will exceed $120,000, that the Audit Committee has reviewed and deemed pre-approved which are described below under the heading “Standing Pre-Approval for Certain Interested Transactions,” and (iii) if the aggregate amount involved is expected to be less than $1,000,000, our Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify (if applicable) any interested transaction with a related party. At the first regularly scheduled meeting of the Audit Committee in each calendar year, a summary of each new interested transaction deemed pre-approved pursuant to item (3) under “Standing Pre-Approval for Certain Interested Transactions” below and each new interested transaction pre-approved by the chair of the Audit Committee shall be provided to the Audit Committee for its review.

Standing Pre-Approval for Certain Interested Transactions

Pre-approved interested transactions include:

(1)	employment of executive officers either if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company and the related compensation would be reported in our proxy statement if the executive officer was a “named executive officer” and our Compensation Committee approved (or recommended that the Board approve) such compensation;

(2)	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

(3)	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

(4)	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends); or

(5)	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.”

PROPOSAL 2

ADOPTION AND APPROVAL OF THE

JARDEN CORPORATION

2010 EMPLOYEE STOCK PURCHASE PLAN

The Jarden Corporation 2010 Employee Stock Purchase Plan (the “2010 Purchase Plan”) was adopted by the Board of Directors on March 14, 2010 and will become effective immediately on the date of its approval by the Stockholders of the Company at the Meeting. However, qualified employees may not purchase any shares of Common Stock under the 2010 Purchase Plan prior to approval of the plan by the Stockholders. The purpose of the 2010 Purchase Plan is to assist employees of the Company and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Code. The 2010 Purchase Plan is also intended to encourage employees to work in the best interests of the Stockholders, to support recruitment and retention of qualified employees and to provide employees with an advantageous means of accumulating long-term investments. Plans such as the 2010 Purchase Plan have become particularly important for us to be able to continue to retain and attract key management and directors because of the competitive nature of the market in which we operate.

In connection with the adoption of the 2010 Purchase Plan, the Board of Directors has determined that the final offering period under the 2003 Employee Stock Purchase Plan (the “2003 Purchase Plan”) will be extended through and end on May 31, 2010, and after such date there will be no further offerings under the 2003 Purchase Plan. The 2010 Purchase Plan will replace and serve as the successor to the 2003 Purchase Plan.

The following summary of the 2010 Purchase Plan is qualified in its entirety by reference to the text of the 2010 Purchase Plan, which is included as Annex A to this Proxy Statement.

Summary of the 2010 Purchase Plan

Administration and Eligibility. Under the 2010 Purchase Plan, qualified employees may purchase shares of Common Stock through payroll deductions at a discount from market price, without incurring broker commissions. A maximum of 1,500,000 shares of Common Stock, subject to adjustment for stock splits and similar adjustments, will be available for purchase under the 2010 Purchase Plan. The Common Stock issued under the 2010 Purchase Plan will be from authorized but unissued shares of the Company’s Common Stock or from shares subsequently acquired as treasury shares.

The 2010 Purchase Plan may be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is authorized to administer and interpret the 2010 Purchase Plan and to make such rules and regulations as it deems necessary to administer the 2010 Purchase Plan, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Section 423 of the Code. Participation in the 2010 Purchase Plan is voluntary. To be eligible to participate in the 2010 Purchase Plan, an employee, whether full- or part-time, may not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related corporations. Non-employee directors of the Company are not eligible to participate in the 2010 Purchase Plan. No participant may be granted options to purchase Common Stock under the 2010 Purchase Plan having a fair market value greater than $25,000 (based on the fair market value of the Common Stock on the first day of an offering period) in any calendar year. Approximately 8,000 employees are eligible to participate in the 2010 Purchase Plan.

Offering Periods. The first offering period under the 2010 Purchase Plan will begin on June 1, 2010 and end on July 30, 2010. Each subsequent offering will last three consecutive months, such offerings to commence on August 1, November 1, February 1, and May 1 of each year and to end on the following October 31, January 31, April 30 and July 31, respectively. During the offering periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions. Each participant chooses an amount between

$60 and $10,000 of their compensation per calendar year to be deducted in equal amounts per pay period. The last day of each offering period is the purchase date, at which time the purchase price is determined and the participating employees’ accumulated funds are used to purchase the appropriate number of shares of Common Stock. Fractional shares may be issued under the 2010 Purchase Plan unless the Committee determines otherwise for a future offering period. Under the 2010 Purchase Plan, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any calendar year. The Committee may change the length of future offering periods, subject to the requirements of Section 423 of the Code.

Purchase Price. The purchase price per share of Common Stock is 85% of the lesser of (1) the fair market value of the Common Stock on the first day of an offering period and (2) the fair market value of the Common Stock on the last day of an offering period. The Committee may change the purchase price for future offering periods, subject to the requirements of Section 423 of the Code.

Effect of Termination. Employees have no right to acquire shares under the 2010 Purchase Plan upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the balance in the employee’s account to the employee or to his or her estate without interest. Neither payroll deductions credited to an employee’s account nor any rights with regard to the purchase of shares under the 2010 Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

Change in Control. In the event of certain mergers, consolidations or acquisitions by another corporation of all or substantially all of the Company’s assets, each outstanding option to purchase shares under the 2010 Purchase Plan will be assumed or an equivalent option substituted by the successor company. If the successor company refuses to assume or substitute for the option, the offering period during which a participant may purchase Common Stock will be shortened to a specified date before such proposed transaction. In the event of a proposed liquidation or dissolution of the Company, the offering period during which a participant may purchase Common Stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

Amendment. The Board of Directors has the right to amend, suspend or terminate the 2010 Purchase Plan, provided, however, that the Board of Directors may not amend the 2010 Purchase Plan without Stockholder approval if such approval is required by Section 423 of the Code. Unless sooner terminated, the 2010 Purchase Plan will terminate on the date that is 10 years after the date the plan was adopted by Board of Directors.

Certain Tax Consequences. The Company intends that the 2010 Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the 2010 Purchase Plan under existing applicable provisions of the Code and the accompanying Treasury Regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, the Company is deemed to grant employee participants in the 2010 Purchase Plan an “option” on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price.

The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the 2010 Purchase Plan is the later of (1) two years after the deemed “option” is granted (the first day of an offering period) and (2) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of an offering period). When the Common Stock is disposed of after this period (a “qualifying disposition”), the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the purchase date. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of a purchase period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells the Common Stock before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the purchase date), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

Benefits to be Awarded to Certain Individuals

The number of shares of Common Stock purchased under the 2010 Purchase Plan will be determined by the aggregate amount of payroll deductions of the participating employees of the Company and the availability of shares under the 2010 Purchase Plan.

The Board of Directors unanimously recommends a vote “FOR” the adoption and approval of the Jarden Corporation 2010 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has audited the financial statements of the Company for the year ended December 31, 2009. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of PricewaterhouseCoopers LLP for the current year ending December 31, 2010. Accordingly, the Board of Directors will recommend at the Meeting that the Stockholders ratify the appointment by Board of Directors of the firm of PricewaterhouseCoopers LLP to audit the financial statements of the Company for the current year ending December 31, 2010. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by Stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by Stockholders of its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the Stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its Stockholders.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2009.

Fees Paid to PwC

The following table sets forth the aggregate fees and expenses billed by PwC to the Company for the fiscal years ended December 31, 2009 and December 31, 2008, for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2009 and fiscal year 2008, respectively, and for other services rendered during fiscal year 2009 and fiscal year 2008, respectively, on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

Fee Category:	Fiscal 2009	Fiscal 2008
Audit Fees	$7,011,261	$6,705,535
Audit-Related Fees	1,056,727	20,000
Tax Fees	836,324	139,112
All Other Fees	2,400	2,577

Total Fees	$8,906,712	$6,867,224

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence, accounting consultations in connection with acquisitions and attest services that are not required by statute or regulation.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. For the year ended December 31, 2009, in addition to PwC, KPMG LLP, Ernst & Young LLP and Deloitte & Touche, LLP also assisted the Company’s in-house tax department with the Company’s U.S. income tax compliance and other tax services.

All Other Fees: Consist of fees for all other services other than those reported above. The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to specific budget. In addition, the Chairman of the Audit Committee or any two other members may also pre-approve particular services on a case-by-case basis and the full Board of Directors may approve fees on behalf of the Audit Committee.

All work performed by Company’s independent registered public accounting firms as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons named in the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, we believe all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2009 fiscal year were timely filed with the SEC and the NYSE.

Annual Report

A copy of the Company’s 2009 Annual Report to Stockholders is being mailed and made available to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the 2009 Annual Report to Stockholders and wishes to do so should contact the Company by mail at the address set forth on the Notice of Annual Meeting or by telephone at (914) 967-9400.

Form 10-K

The Company will furnish, without charge, to each Stockholder as of the Record Date, upon the written request of such Stockholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and any amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Stockholders should direct the written request to the Company’s Secretary, at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

Proposals by Stockholders

Stockholder Proposals for Inclusion in the 2011 Proxy Statement.

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2011 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 555 Theodore Fremd Avenue, Rye, New York 10580 by December 10, 2010. The proposal should be sent to the attention of the Secretary of the Company.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2011 Annual Meeting.

Under the Company’s Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate directors or to bring other business before Stockholder meetings. These procedures provide that to nominate a candidate for director and/or an item of business to be introduced at the 2011 Annual Meeting of Stockholders must be delivered to or mailed and received in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting of Stockholders between January 20,

2011 and February 19, 2011; provided, however, that if the 2010 Annual Meeting of Stockholders is not held between April 20, 2010 and June 19, 2010, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

The notice must describe various matters regarding the nominee, including, but not limited to, the name, address, occupation and the number of shares held by such nominee. Copies of the Company’s Bylaws may be obtained free of charge from the Secretary of the Company.

By Order of the Board of Directors

/s/ John E. Capps

John E. Capps Senior Vice President, General Counsel and Secretary

April 9, 2010

Rye, New York

ANNEX A

JARDEN CORPORATION

2010 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN

The purposes of the Jarden Corporation 2010 Employee Stock Purchase Plan (the “Plan”) are: (a) to assist employees of Jarden Corporation, a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) to encourage employees to work in the best interests of Company stockholders; (c) to support recruitment and retention of qualified employees; and (d) to provide employees an advantageous means of accumulating long-term investments.

SECTION 2. DEFINITIONS

For the purposes of the Plan, the following terms shall be defined as set forth below:

“Additional Shares” has the meaning set forth in Section 6.

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3.3.

“Board” means the Board of Directors of the Company.

“Broker” has the meaning set forth in Section 10.2.

“Change Notice Date” has the meaning set forth in Section 11.1.

“Change of Control” means:

(a) the Company’s stockholders shall approve and there shall occur:

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

(b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director during such two-year period was nominated or elected by the Incumbent Directors, or a committee of the Incumbent Directors (new directors nominated or elected by the Incumbent Directors or by a committee of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c) any “Person” (as such term is used in Section 13(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of then-outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (“Voting Securities,” to be calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock) representing 35% or more of the combined voting power of the then-outstanding Voting Securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee, or such other committee appointed by the Board to administer the Plan, in any case consisting solely of two or more Non-Employee Directors, or, in the absence of any such committee, the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Jarden Corporation, a Delaware corporation.

“Designated Subsidiary” means any domestic Subsidiary Corporation or any other Subsidiary Corporation designated as eligible to participate in the Plan by the Board or the Committee.

“Eligible Compensation” means, unless the Committee establishes otherwise for a future Offering, all base pay, inclusive of any employer-paid leave, overtime, cash bonuses, and commissions.

“Eligible Employee” means any employee of the Company or a Designated Subsidiary who is in the employ of the Company or any Designated Subsidiary on one or more Offering Dates and who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation within the meaning of Sections 423(b)(3) and 424(d) of the Code. If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the above requirement shall also be considered Eligible Employees. Notwithstanding the foregoing, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be Eligible Employees if:

(i) the grant of an Option under the Plan to such employee is prohibited under the laws of such jurisdiction; or

(ii) compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

“Enrollment Period” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange (e.g., The New York Stock Exchange or The Nasdaq Global Market), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date; or

(c) if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

“Non-Employee Director” means a member of the Board who is both (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” has the meaning set forth in Section 7.3.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

“Plan” means the Jarden Corporation 2010 Employee Stock Purchase Plan.

“Purchase Date” means the last day of an Offering.

“Purchase Price” has the meaning set forth in Section 6.

“Restriction Period” has the meaning set forth in Section 10.1(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Account” has the meaning set forth in Section 10.1(a).

“Subscription” has the meaning set forth in Section 7.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3. ADMINISTRATION OF THE PLAN

3.1 Committee Composition. The Plan shall be administered by the Committee appointed by the Board. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed by all members of the Committee.

3.2 Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. Subject to the provisions of the Plan and the limitations of Section 423 of the

Code or any successor provision in the Code, all questions of interpretation or application of the Plan, including, but not limited to, determining participation eligibility under the Plan, shall be determined by the Committee and its decisions shall be final and binding upon all Participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.3 Delegation. To the extent not prohibited by law or rules of the New York Stock Exchange, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 3.3 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

SECTION 4. STOCK SUBJECT TO PLAN

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 1,500,000 shares of the Company’s Common Stock, subject to adjustment from time to time as provided in Section 18. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company as treasury shares.

SECTION 5. OFFERINGS

5.1 Offerings. The Plan shall be implemented by a series of offerings (each, an “Offering”). The first Offering shall last two months, such Offering to commence on June 1 and to end on the following July 31. Each subsequent Offering shall last three months, such Offerings to commence on August 1, November 1, February 1, and May 1 of each year and to end on the following October 31, January 31, April 30 and July 31, respectively. During each Offering, Eligible Employees may make contributions towards the purchase of Common Stock with the last day of each Offering being the Purchase Date for such Offering. Notwithstanding the foregoing, the Committee may establish (i) a different term for the initial Offering or for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that in no event shall any Offering exceed 27 months. In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2 Governmental Approval; Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan, if any, and (b) obtaining stockholder approval of the Plan.

SECTION 6. PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the

Common Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Common Stock on the Purchase Date of such Offering. Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of stockholder approval of such increase (the “Additional Shares”), then, if as of the date of such stockholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock’s Fair Market Value on the date of such stockholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

SECTION 7. ENROLLMENT AND PARTICIPATION IN THE PLAN

7.1 Enrollment. An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and providing to the Company during the enrollment period established by the Committee (the “Enrollment Period”) a payroll deduction authorization agreement prescribed by the Committee for this purpose (the “Subscription”):

(a) indicating the Eligible Employee’s election to participate in the Plan;

(b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant’s Eligible Compensation; and

(c) authorizing the purchase of Common Stock for the Participant in each Offering.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Committee for the proper administration of the Plan.

An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering.

7.2 Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 12 or is no longer employed by the Company as provided in Section 13.2.

7.3 Grant of Option on Enrollment. Subject to the limitations set forth herein, for each Offering, a Participant shall be deemed to have been granted an option (an “Option”) on the Offering Date to purchase on the Purchase Date up to the maximum number of shares of Common Stock of the Company which may be purchased by such Participant’s payroll deductions accumulated during the Offering at a price equal to the Purchase Price for such Offering as determined in accordance with Section 6.

SECTION 8. LIMITATION ON RIGHTS TO PURCHASE SHARES

8.1 Limitation on Options. No Participant shall be granted an Option under the Plan which permits such Participant’s right to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) to accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (such value determined as of the Offering Date for each Offering) in any calendar year in which such Option is outstanding at any time.

8.2 Pro Rata Allocation. In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan, the Committee shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable.

SECTION 9. ACCOUNTS; PAYMENT OF PURCHASE PRICE

9.1 General Rules. Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2 Amount Withheld. Unless otherwise determined by the Committee, the amount of payroll withholding for each Participant for purchases of Common Stock pursuant to the Plan during each calendar year shall be at least $60 but shall not exceed $10,000 of the Participant’s Eligible Compensation for such calendar year (or such other amounts as the Committee may establish from time to time for a future Offering), subject to the restrictions set forth in the Plan. The amount of payroll withholding for each Participant for each pay period shall be generally determined by dividing the annual payroll withholding amount chosen by each Participant by the total number of pay periods such Participant has in such calendar year, subject to the discretion of the Committee.

9.3 Payroll Deductions. Payroll deductions shall commence on the first day of the payroll period following the Offering Date and shall continue through the last day of the payroll period within the Offering unless sooner altered or terminated as provided in the Plan.

9.4 Plan Accounts. Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5 No Interest. No interest shall be paid on payroll deductions received or held by the Company.

9.6 Acquisition of Common Stock. On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Common Stock, including fractional shares, arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Offering by the Purchase Price; provided, however, that the Company shall have up to 20 days following each Purchase Date to transfer the shares of Common Stock purchased by each Participant to their respective accounts.

9.7 Refund of Excess Amounts. In the event that the Committee determines for a future Offering that fractional shares may not be issued, any cash balance remaining in a Participant’s account at the termination of an Offering that is not sufficient to purchase a whole share of Common Stock, such amount shall be carried over in the Participant’s account and applied to the purchase of Common Stock in the next Offering, provided the Participant participates in the next Offering and the purchase complies with Section 8.1. If the Participant does not participate in the next Offering, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.8 Withholding Obligations. At the time the Option is exercised, or at the time some or all the Common Stock is disposed of, a Participant shall make adequate provision for local, state, federal and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.9 Termination of Participation. No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date. Any cash balance remaining in the Participant’s account at the termination of his or her participation in a current Offering or the Plan shall be refunded to the Participant as soon as practical without the payment of any interest.

9.10 Procedural Matters. The Committee may, from time to time, establish (i) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (ii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (iv) such other limitations or procedures as deemed advisable by the Committee in the Committee’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

SECTION 10. STOCK PURCHASED UNDER THE PLAN

10.1 Stock Accounts; Transfer of Stock; Dividends.

(a) Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in each Participant’s name (a “Stock Account”). Each Participant will be the beneficial owner of the Common Stock purchased under the Plan and will have all rights of beneficial ownership in such Common Stock. The Company or its nominee will retain custody of the Common Stock purchased under the Plan until specifically requested in writing by a Participant to be sold, transferred or delivered.

(b) A Participant may move his or her shares of Common Stock purchased under the Plan to a brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her at any time. If the Participant sells, transfers or otherwise disposes of shares of Common Stock purchased under the Plan prior to the later of (i) two years following the Offering Date and (ii) one year from the date such shares were purchased (the “Restriction Period”), such sale, transfer or other disposition of the purchased shares may be a disqualifying disposition pursuant to the Code (specifically, Section 423), in which case the Participant may be subject to various tax consequences, including, without limitation, income and capital gains tax, and may be required to satisfy the employment and income tax withholding requirements applicable to such income.

(c) Cash dividends paid on Common Stock in a Participant’s Stock Account due to the Restriction Period or because the Participant has not made a request for delivery shall be used by the custodian of such Common Stock to purchase additional shares of Common Stock, which shall be credited to the Participant’s Stock Account. Dividends paid in the form of shares of Common Stock with respect to Stock in a Participant’s Stock Account shall be credited to such Stock Account. Common Stock credited to a Participant’s Stock Account due to cash or stock dividends with respect to Common Stock that is subject to the Restriction Period shall be restricted for the same period as the Common Stock with respect to which the dividend was paid. Dividends or distributions of property other than cash or shares of Common Stock shall be distributed to Participants as soon as reasonably practicable.

10.2 Brokerage Account. The Committee may designate or approve a stock brokerage or other financial services firm (the “Broker”) to hold shares purchased under the Plan for the accounts of Participants. If the Committee does designate a Broker, promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the Broker. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account.

10.3 Notice of Disposition. By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock sold, transferred or otherwise disposed of during the Restricted Period, showing the number of such shares sold, transferred or disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated Broker.

10.4 Information. Each Eligible Employee shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested to facilitate the administration of the Plan and the exercise of any Options hereunder.

SECTION 11. CHANGES IN WITHHOLDING

11.1 Increase, Decrease or Discontinuance of Payroll Deductions. Unless the Committee establishes otherwise for a future Offering, a Participant may elect, at any time during an Offering, to (i) increase or decrease the amount to be withheld from his or her Eligible Compensation, or (ii) discontinue payroll contributions, by completing and filing with the Company an amended Subscription authorizing the increase, decrease or cessation of payroll deductions. The change shall be effective as of the beginning of the next payroll period following the date of filing the amended Subscription if the amended Subscription is filed at least ten days prior to such date (the “Change Notice Date”) and, if not, as of the beginning of the next succeeding payroll period. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 12. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

11.2 Automatic Changes in Payroll Deductions. Notwithstanding anything to the contrary set forth herein, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant’s payroll deductions shall be automatically discontinued during any Offering if the aggregate of all payroll deductions accumulated with respect to one or more Offerings ending within the same calendar year exceeds $25,000 of Fair Market Value of the Common Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Common Stock on the Offering Date of the Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the first Offering that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 12 or indicates otherwise in an amended Subscription. Also notwithstanding anything to the contrary set forth herein, a Participant’s payroll deductions shall be automatically discontinued at such time that the aggregate of all payroll deductions during a calendar year reaches $10,000. Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the next calendar year, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

SECTION 12. WITHDRAWAL FROM AN OFFERING OR THE PLAN

12.1 Withdrawal From an Offering. A Participant may withdraw from an Offering by completing and delivering to the Company a written notice of withdrawal on a form provided by the Company for such purpose. Such notice must be delivered prior to the end of the Offering for which such withdrawal is to be effective. Unless otherwise indicated by a Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein, provided that such Participant is still an Eligible Employee upon commencement of such succeeding Offering. A Participant may not resume participation in the same Offering at any time following withdrawal from such Offering.

12.2 Withdrawal From the Plan. A Participant may withdraw from the Plan by completing and delivering to the Company or such other authorized office or entity a written notice of withdrawal on a form provided for such purpose. Such notice must be delivered prior to the end of the Offering for which such withdrawal is to be effective, or by any other date specified by the Committee for a future Offering.

12.3 Notice of Withdrawal; Effect of Withdrawal on Prior Offerings; Re-enrollment in the Plan.

(a) The Committee may, from time to time, impose a requirement that any notice of withdrawal be on file for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b) If a Participant withdraws from an Offering or the Plan after the Purchase Date for a Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Offerings.

(c) In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

12.4 Return of Payroll Deductions. Upon withdrawal from an Offering pursuant to Section 12.1 or from the Plan pursuant to Section 12.2, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 13. CHANGE IN EMPLOYMENT STATUS

13.1 Leave of Absence. During paid leaves of absence approved by the Committee and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan for a maximum of 90 calendar days by continuing to accrue payroll deductions.

13.2 Termination of Employment. Termination of a Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative or designated beneficiary as provided in Section 14.2, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.2.

SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1 Transferability. An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2 Beneficiary Designation. A Participant may designate on a Company-approved form a beneficiary who is to receive any shares from the Participant’s account under the Plan in the event the Participant dies prior to delivery to such Participant of such shares. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Company.

SECTION 15. NO RIGHTS AS A STOCKHOLDER OR AN EMPLOYEE

15.1 No Rights as a Stockholder. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the date shares have been issued to the Participant following exercise of the Participant’s Option.

15.2 No Rights as an Employee. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause. Neither an Option nor any benefit arising under this Plan shall constitute an employment contract with the Company or any Subsidiary Corporation or any of their respective affiliates.

SECTION 16. LIMITATIONS ON SALE

The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to compliance with Company policies and any applicable federal and state securities and tax laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

SECTION 17. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

17.1 Amendment of the Plan. The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 17, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

17.2 Suspension or Termination of the Plan. The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

17.3 Effect of Termination. Except as provided in Section 18, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

SECTION 18. ADJUSTMENTS

18.1 Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, split-off, combination or exchange of shares, recapitalization, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company’s stockholders), the Board, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 18.1 but shall be governed by Sections 18.2 and 18.3, as applicable.

18.2 Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 12.

18.3 Change of Control. In the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change of Control. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 12.

18.4 Limitations. The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 19. REGISTRATION; CERTIFICATION FOR SHARES

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act and the Exchange Act), and the applicable requirements of any securities exchange or similar entity.

Notwithstanding anything contained herein to the contrary, all Participants in the Plan shall remain subject to any insider trading policy or other policy concerning compliance with securities laws and regulations established by the Company.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing shares of Common Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 20. EQUAL RIGHTS AND PRIVILEGES

All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in the Plan.

SECTION 21. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective on the date the Plan is approved by the Company’s stockholders at a meeting subsequent to its adoption by the Board, which meeting shall be held within 12 months of such Board adoption.

SECTION 22. GENERAL

22.1 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.2 No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.3 Governing law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2010.
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/JAH
• Follow the steps outlined on the secured website.
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.	+
1. Election of Directors:
01 - Ian G.H. Ashken 02 - Richard L. Molen 03 - Robert L. Wood

For Withhold For Withhold For Withhold

☐ ☐ ☐ ☐ ☐ ☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to adopt and approve the Jarden Corporation 2010 Employee Stock Purchase Plan.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

4.	In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the meeting by promptly voting your shares via Internet or telephone, or by returning your proxy in the enclosed envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Jarden Corporation

Annual Meeting of Stockholders — May 20, 2010

This Proxy Solicited on Behalf of the Board of Directors

Martin E. Franklin and Ian G.H. Ashken as proxies, each with full power of substitution, are hereby authorized to appear and vote as designated on the reverse side, all shares of Common Stock of Jarden Corporation held of record by you on March 30, 2010, at the Annual Meeting of Stockholders to be held on May 20, 2010 at 555 Theodore Fremd Avenue, Rye, NY 10580 and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.

Share represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3. This proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Annual Meeting of Stockholders to the above stockholder.

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ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Jarden Corporation Stockholder Meeting to be Held on Thursday, May 20, 2010.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/jah to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2010 to facilitate timely delivery.

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Stockholder Meeting Notice

Jarden Corporation’s Annual Meeting of Stockholders will be held on Thursday, May 20, 2010 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Class II Directors: Ian G.H. Ashken, Richard L. Molen, and Robert L. Wood.

2.	Adoption and approval of the Jarden Corporation 2010 Employee Stock Purchase Plan.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

4.	To transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (914) 967-9400.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/jah. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials Jarden Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2010.

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